As filed with the Securities and Exchange Commission on August 21, 2012	Registration No. 333-183062

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 – AMENDMENT NO.  5
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GUARANTY FEDERAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	6022	43-1792717
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1341 West Battlefield
Springfield, Missouri 65807
(417) 520-4333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shaun A. Burke, President and CEO
Guaranty Federal Bancshares, Inc.
1341 West Battlefield
Springfield, Missouri 65807
(417) 520-4333
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Craig A. Adoor, Esq.
Husch Blackwell LLP
190 Carondelet Plaza, Suite 600
St. Louis, Missouri 63105
(314) 480-1500

Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(3)
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $0.01 par value	12,000 shares	$1,000(1)(2)	$12,000,000	$1,375.20
Total			$12,000,000	$1,375.20
(1)	Estimated in accordance with Rule 457(a).
(2)
Represents the liquidation preference amount per share of the preferred stock being registered for resale, which registrant sold to the United States Department of Treasury (“Treasury”) pursuant to Treasury’s Troubled Asset Relief Program Capital Purchase Program (“CPP”).

(3)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed.  Neither we nor the selling shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 21, 2012
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated                      , 2012)

12,000 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A
Liquidation Preference Amount $1,000 Per Share

GUARANTY FEDERAL BANCSHARES, INC.

This preliminary prospectus supplement relates to the offer and sale of 12,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share (the “Preferred Shares”), liquidation preference amount $1,000 per share, by the United States Department of the Treasury (“Treasury”). We issued the Preferred Shares to Treasury on January 30, 2009 as part of Treasury’s Troubled Asset Relief Program Capital Purchase Program (the “CPP”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury.

Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15.  The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us.  As of the date of this preliminary prospectus supplement, we have paid in full all of our quarterly dividend obligations on the Preferred Shares.  We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for cash, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends to but excluding the date of redemption.

The Preferred Shares will not be listed for trading on any stock exchange or available for quotation on any national quotation system.

The public offering price and the allocation of the Preferred Shares in this offering will be determined by an auction process. We do not intend to submit any bids in the auction. Certain directors of the Company have indicated that they may submit bids in the auction up to a collective amount of $1,250,000. There is no assurance that the directors will submit any bids (or the amount of any such bids) or that any bids submitted by the directors will be accepted. During the auction period, potential bidders will be able to place bids to purchase Preferred Shares at any price at or above the minimum bid price of $920.00 per share (such bid price to be in increments of $0.01). The minimum size for any bid will be one Preferred Share. After the auction closes, if Treasury decides to sell any of the offered Preferred Shares, then the underwriters will agree to purchase such Preferred Shares in a firm commitment underwriting and the public offering price of such Preferred Shares will equal the clearing price plus accrued dividends thereon. If bids are received for 100% or more of the offered Preferred Shares, the clearing price will be equal to the highest price at which all of the offered Preferred Shares can be sold in the auction. If bids are received for 100% or more of the offered Preferred Shares, and Treasury elects to sell any Preferred Shares in the auction, Treasury must sell all of the offered Preferred Shares at the clearing price. If bids are received for at least half, but less than all, of the offered Preferred Shares, then the clearing price will be equal to the minimum bid price of $920.00 per share, and Treasury may (but is not required to) sell, at the public offering price, the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold. In certain cases, the bids of bidders may be pro-rated. If bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering. Even if bids are received for at least half of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares or, in the case where bids are received for at least half, but less than all, of the offered Preferred Shares, may decide to sell a portion (but not less than half) of the offered Preferred Shares in the auction process. The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-26 of this preliminary prospectus supplement.

Investing in the Preferred Shares involves risks.  You should read the “Risk Factors” section beginning on page S-10 of this preliminary prospectus supplement and page 5 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011 before making a decision to invest in the Preferred Shares.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions to be paid by Treasury(2)	$	$
Proceeds to Treasury(1)	$	$
(1)	Plus accrued dividends from and including August 15, 2012.
(2)
Treasury has agreed to pay all underwriting discounts and commissions and transfer taxes.  We have agreed to pay all transaction fees, if any, applicable to the sale of the Preferred Shares and certain fees and disbursements of counsel for Treasury incurred in connection with this offering.

None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), any state or other securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this preliminary prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Preferred Shares are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The underwriters expect to deliver the Preferred Shares in book-entry form through the facilities of The Depository Trust Company and its participants against payment on or about                                    .
_________________________
Joint Book-Running Managers

BofA Merrill Lynch                                                                                                                                          Sandler O’Neill + Partners, L.P.

_________________________

The date of this prospectus supplement is                                .

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-1
WHERE YOU CAN FIND MORE INFORMATION	S-2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-2
SUMMARY	S-4
RISK FACTORS	S-10
USE OF PROCEEDS	S-19
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	S-19
DESCRIPTION OF PREFERRED SHARES	S-20
AUCTION PROCESS	S-26
SELLING SHAREHOLDER	S-32
U.S. FEDERAL INCOME TAX CONSEQUENCES	S-34
UNDERWRITING	S-39
LEGAL MATTERS	S-43
EXPERTS	S-43

Prospectus

ABOUT THIS PROSPECTUS	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	i
WHERE YOU CAN FIND MORE INFORMATION	ii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	5
USE OF PROCEEDS	11
DESCRIPTION OF PREFERRED SHARES	12
SELLING SHAREHOLDER	16
U.S. FEDERAL INCOME TAX CONSEQUENCES	18
PLAN OF DISTRIBUTION	23
LEGAL MATTERS	26
EXPERTS	26

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this preliminary prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make a decision to invest in the Preferred Shares.  In particular, you should review the information under the heading “Risk Factors” set forth on page S-10 of this preliminary prospectus supplement, the information set forth under the heading “Risk Factors” set forth on page 5 in the accompanying prospectus and the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein.  You should rely only on the information contained or incorporated by reference in this preliminary prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC.  Neither we nor Treasury nor the underwriters are making an offer to sell the Preferred Shares in any manner in which, or in any jurisdiction where, the offer or sale thereof is not permitted.  Neither we nor Treasury nor the underwriters have authorized any person to provide you with different or additional information.  If any person provides you with different or additional information, you should not rely on it.  You should assume that the information in this preliminary prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of its date or the date which is specified in those documents.  Our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects may have changed since any such date.

In this preliminary prospectus supplement, we frequently use the terms “we,” “our” and “us” to refer to Guaranty Federal Bancshares, Inc. (the “Company”) and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the SEC, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  When used in this preliminary prospectus supplement and the accompanying prospectus, words such as “anticipates,” “estimates,” “believes,” “expects,” and similar expressions are intended to identify such forward-looking statements but are not the exclusive means of identifying such statements.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions, that are subject to change based on various important factors (some of which are beyond the Company’s control).  The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rates, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the success of the Company in gaining regulatory approval of its products and services, when required; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; acquisitions; changes in consumer spending and saving habits; the success of the Company at managing the risks resulting from these factors; and other factors set forth in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  For further information about these and other risks, uncertainties and factors, please review the disclosure under the heading “Risk Factors” beginning on page S-10 of this preliminary prospectus supplement, the information set forth under the heading “Risk Factors” set forth on page 5 in the accompanying prospectus and the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011.

The Company cautions that the listed factors are not exclusive.  The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.gbankmo.com. However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this preliminary prospectus supplement or the accompanying prospectus.  Written requests for copies of the documents we file with the SEC should be directed to Lorene Thomas, Secretary, Guaranty Federal Bancshares, Inc., 1341 W. Battlefield St., Springfield, MO 65807-4181.

This preliminary prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act. As permitted by the SEC, this preliminary prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-1 that may be obtained as described above. Statements contained in this preliminary prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this preliminary prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents (other than information “furnished” rather than “filed” in accordance with SEC rules):

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•
the Company’s Current Reports on Form 8-K filed on January 26, 2012; February 2, 2012; February 10, 2012; April 20, 2012; May 25, 2012; June 14, 2012; July 19, 2012; August 2, 2012; August 3, 2012; and August 14, 2012; and

•	the Company’s Definitive Proxy Statement related to its 2012 Annual Meeting of Shareholders, as filed with the SEC on April 23, 2012.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this preliminary prospectus supplement and the accompanying prospectus and a copy of any or all other contracts or documents which are referred to in this preliminary prospectus supplement or the accompanying prospectus. Requests should be directed to:  Lorene Thomas, Secretary, Guaranty Federal Bancshares, Inc., 1341 W. Battlefield St., Springfield, MO 65807-4181, Telephone: (417) 520-4333.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this preliminary prospectus supplement and the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision to purchase the Preferred Shares.  You should carefully read this entire preliminary prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, before deciding whether to invest in the Preferred Shares.  You should carefully consider the sections entitled “Risk Factors” in this preliminary prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to determine whether an investment in the Preferred Shares is appropriate for you.

The Company

Guaranty Federal Bancshares, Inc. (the “Company”) is a Delaware-chartered corporation that was formed in September 1997. The Company became a unitary savings and loan holding company for Guaranty Federal Savings Bank, a federal savings bank (the “Bank”) on December 30, 1997, in connection with a plan of conversion and reorganization involving the Bank and its then existing mutual holding company.  The mutual holding company structure had been created in April 1995 at which time more than a majority of the shares of the Bank were issued to the mutual holding company and the remaining shares were sold in a public offering.  In connection with the conversion and reorganization on December 30, 1997, the shares of the Bank held by the mutual holding company were extinguished along with the mutual holding company, and the shares of the Bank held by the public were exchanged for shares of the Company.  All of the shares of the Bank which remained outstanding after the conversion are owned by the Company.

On June 27, 2003, the Bank converted from a federal savings bank to a state-chartered trust company with banking powers in Missouri under Sections 362.105 and 362.106, Chapter 362, RSMo, and the Company became a bank holding company.  On that date, the name of the Bank was changed from Guaranty Federal Savings Bank to Guaranty Bank.  The primary activity of the Company is to oversee its investment in the Bank, and the Company engages in few other activities.  Thus, the Corporation’s principal source of revenue consists of dividends from the Bank.  For these reasons, unless otherwise specified, references to the Company include operations of the Bank.  Further, information in a chart or table based on Bank only data is identical to or immaterially different from information that would be provided on a consolidated basis.  In addition to the Bank, the Company owns Guaranty Statutory Trust I and Guaranty Statutory Trust II, both Delaware statutory trusts.

The Bank’s principal business has been, and continues to be, attracting retail deposits from the general public and investing those deposits, together with funds generated from operations, in commercial real estate loans, multi-family residential mortgage loans, construction loans, permanent one-to four-family residential mortgage loans, business, consumer and other loans.  The Bank also invests in mortgage-backed securities, U.S. Government and federal agency securities and other marketable securities.  The Bank’s revenues are derived principally from interest on its loans and other investments and fees charged for services provided, and gains generated from sales of loans and investment securities, and the Bank’s results of operations are primarily dependent on net interest margin, which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. The Bank’s primary sources of funds are: deposits; borrowings; amortization and prepayments of loan principal; and amortizations, prepayments and maturities of investment securities.

The Bank is regulated by the Missouri Division of Finance (“MDF”) and its deposits are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”).  Lending activities and other investments must comply with various federal statutory and regulatory requirements.  The Bank is also subject to certain reserve requirements promulgated by the Federal Reserve Bank.  The Bank is a member of the Federal Home Loan Bank of Des Moines (the “FHLB”), which is one of twelve regional Federal Home Loan Banks.

Our principal executive offices are located at 1341 West Battlefield, Springfield, Missouri 65807, and the telephone number is (417) 520-4333. Our website is www.gbankmo.com.  The information on our website does not constitute a part of, and is not incorporated by reference in, this preliminary prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about the Preferred Shares and the auction process and is not intended to be complete and does not contain all the information that is important to you.  For a more complete understanding of the Preferred Shares and the auction process, you should read the sections of this preliminary prospectus supplement entitled “Description of Preferred Shares” and “Auction Process” and any similar sections in the accompanying prospectus.

Issuer	Guaranty Federal Bancshares, Inc.

Preferred Shares Offered by Treasury
12,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share.  The number of Preferred Shares to be sold will depend on the number of bids received in the auction described below and whether Treasury decides to sell any Preferred Shares in the auction process.  See the section entitled “Auction Process” in this preliminary prospectus supplement.

Liquidation Preference
If we liquidate, dissolve or wind up (collectively, a “liquidation”), holders of the Preferred Shares will have the right to receive $1,000 per share, plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to, but not including, the date of payment, before any payments are made to holders of our common stock or any other capital stock that ranks, by its terms, junior as to the rights upon liquidation to the Preferred Shares.

Dividends
Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15.  The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us.  As of the date of this preliminary prospectus supplement, we have paid in full all of our quarterly dividend obligations on the Preferred Shares.  Holders of Preferred Shares sold by Treasury in the auction, if any, that are record holders on the record date for the November 15, 2012 dividend payment date will be entitled to any declared dividends payable on such date.

Maturity	The Preferred Shares have no maturity date.

Rank
The Preferred Shares rank (i) senior to common stock or any other capital stock that ranks, by its terms, junior as to dividend rights and/or rights upon liquidation to the Preferred Shares (collectively, the “Junior Stock”), (ii) equally with any shares of our capital stock whose terms do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or rights upon liquidation (collectively, the “Parity Stock”) and (iii) junior to all of our existing and future indebtedness and any future senior securities, in each case as to dividend rights and/or rights upon liquidation.

Priority of Dividends
So long as any of the Preferred Shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.

Redemption
We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to but excluding the date of redemption.  We have not applied for and have no present intention to redeem any of the Preferred Shares currently, but if we are able, we have a goal of redeeming prior to the scheduled dividend rate increase on February 15, 2014.  Our ability to do so will depend on then present facts and circumstances and the amount of capital we hold or can raise at the holding company level.  In order for us to obtain approval from our applicable regulatory authorities to redeem the Preferred Shares, we would expect that such regulatory authorities would require us to satisfy our capital commitments to them, if any, after giving effect to the redemption of the Preferred Shares so approved.

Voting Rights
Holders of the Preferred Shares generally have no voting rights. However, if we do not pay dividends on the Preferred Shares for six or more quarterly periods, whether or not consecutive, the holders of the Preferred Shares, voting as a single class with the holders of any other Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) on the Preferred Shares for all past dividend periods are paid in full. There is no limit on the number of nominations and a plurality of eligible voters would determine the election of the two new directors.

In addition, the affirmative vote of the holders of at least 66-2/3% of the outstanding Preferred Shares is required for us to authorize, create or increase the authorized number of shares of our capital stock ranking, as to dividends or amounts payable upon liquidation, senior to the Preferred Shares, to amend, alter or repeal any provision of our charter or the Certificate of Designations for the Preferred Shares in a manner that adversely affects the rights of the holders of the Preferred Shares or to consummate a binding share exchange or reclassification of the Preferred Shares or a merger or consolidation of us with another entity unless (a) the Preferred Shares remain outstanding or are converted into or exchanged for preference shares of the surviving entity or its ultimate parent and (b) the Preferred Shares remain outstanding or such preference shares have such terms that are not materially less favorable, taken as a whole, than the rights of the Preferred Shares immediately prior to such transaction, taken as a whole.

Auction Process
The public offering price and the allocation of the Preferred Shares in this offering will be determined through an auction process conducted by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., the joint book-running managers in this offering, in their capacity as the auction agents.  The auction process will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agents or one of the other brokers that is a member of the broker network, which are collectively referred to in this preliminary prospectus supplement as the “network brokers,” established in connection with the auction process.  Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process.  The auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.  We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker.  We do not intend to submit any bids in the auction.  Certain directors of the Company have indicated that they may submit bids in the auction up to a collective amount of $1,250,000.00.  There is no assurance that the directors will submit any bids (or the amount of such bids) or that any bids submitted by the directors will be accepted.

Minimum Bid Size and Price Increments
This offering is being conducted using an auction process in which prospective purchasers are required to bid for the Preferred Shares.  During the auction period, bids may be placed for Preferred Shares at any price at or above the minimum bid price of $920.00 per share (such bid price to be in increments of $0.01) with a minimum bid size of one Preferred Share.  See “Auction Process” in this preliminary prospectus supplement.

Bid Submission Deadline
The auction will commence at 10:00 a.m., New York City time, on the date specified in a press release issued on such day, and will close at 6:30 p.m., New York City time, on the second business day immediately thereafter, which is referred to as the “submission deadline.”  Network brokers and other brokers will impose earlier submission deadlines than those imposed by the auction agents.  Please see page S-27 of this preliminary prospectus supplement for more information regarding the bid submission deadline.

Irrevocability of Bids
Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit bids that are accepted by Treasury will be obligated to purchase the Preferred Shares allocated to them.  The auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws; however, the auction agents, in their sole discretion, may require that bidders confirm their bids before the auction process closes.  See “Auction Process” in this preliminary prospectus supplement.

Clearing Price	The price at which the Preferred Shares will be sold to the public will be the clearing price plus accrued dividends thereon. The clearing price will be determined as follows:

●     If valid, irrevocable bids are received for 100% or more of the offered Preferred Shares at the submission deadline, the clearing price will be equal to the highest price at which all of the offered Preferred Shares can be sold in the auction;

●     If valid, irrevocable bids are received for at least half, but less than all, of the offered Preferred Shares at the time of the submission deadline, the clearing price will be equal to the minimum bid price of $920.00 per share.

Even if bids are received for at least half of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares in the auction process or, in the case where bids are received for at least half, but less than all, of the Preferred Shares, may decide only to sell a portion (but not less than half) of the offered Preferred Shares in the auction process.  If Treasury decides to sell Preferred Shares in the auction, after Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents and each network broker that has submitted a successful bid will notify successful bidders that the auction has closed and that their bids have been accepted by Treasury (subject, in some cases, to pro-ration, as described below).  The clearing price and number of Preferred Shares to be sold are also expected to be announced by press release on the business day following the end of the auction.  See “Auction Process” in this preliminary prospectus supplement.

Number of Preferred Shares to be Sold
If bids are received for 100% or more of the offered Preferred Shares, Treasury must sell all of the offered Preferred Shares if it chooses to sell any Preferred Shares.  If bids are received for at least half, but less than all, of the offered Preferred Shares, then Treasury may, but is not required to, sell at the minimum bid price in the auction (which will be deemed to be the clearing price) the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold.  If bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering.  Even if bids are received for at least half of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares or, in the case where bids are received for at least half, but less than all, of the offered Preferred Shares, may decide only to sell a portion (but not less than half) of the offered Preferred Shares in the auction process.  If Treasury elects to sell any Preferred Shares in the auction, Treasury must sell those shares at the clearing price plus accrued dividends thereon.  In no event will Treasury sell more Preferred Shares than the number of Preferred Shares for which there are bids.  See “Auction Process” in this preliminary prospectus supplement.

Allocation; Pro-Ration
If bids for 100% or more of the offered Preferred Shares are received and Treasury elects to sell Preferred Shares in the offering, then any accepted bids submitted in the auction above the clearing price will receive allocations in full, while any accepted bids submitted at the clearing price may experience pro-rata allocation.  If bids for at least half, but less than all, of the offered Preferred Shares are received, and Treasury chooses to sell fewer Preferred Shares than the number of Preferred Shares for which bids were received, then all bids will experience equal pro-rata allocation.  See “Auction Process” in this preliminary prospectus supplement.

Use of Proceeds	We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury. See “Use of Proceeds.”
Listing	The Preferred Shares will not be listed for trading on any stock exchange nor will they be available for quotation on any national quotation system.

Risk Factors

See “Risk Factors” and other information included or incorporated by reference in this preliminary prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making a decision to invest in the Preferred Shares.

Auction Agents	Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P.
Network Brokers	See page S-27 for a list of brokers participating as network brokers in the auction process.

Summary Consolidated Financial Data
The following tables present our summary consolidated financial data as of or for the six months ended June 30, 2012 and each of the five years ended December 31, 2011.  Financial data as of or for the six months ended June 30, 2012 is derived from our unaudited consolidated financial statements, and financial data as of or for each of the five years ended December 31, 2011 is derived from our audited consolidated financial statements.  You should read this table together with the historical consolidated financial information contained in our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and Annual Report on Form 10-K for the year ended December 31, 2011, which have been filed with the SEC and are incorporated by reference in this preliminary prospectus.

Summary Balance Sheets
		As of June 30,	As of December 31,
		2012	2011	2010	2009	2008	2007
ASSETS		(Unaudited)	(Dollar Amounts in Thousands)
Cash and cash equivalents		$26,072	$26,574	$14,145	$33,017	$15,097	$12,046
Investments and interest-bearing deposits		103,054	86,871	109,891	119,693	66,062	15,385
Loans receivable, net		475,145	482,664	504,665	528,503	558,327	516,242
Accrued interest receivable		2,177	2,139	2,670	2,671	2,632	3,323
Prepaids and other assets		17,185	18,051	18,982	25,249	16,573	8,613
Foreclosed assets		8,116	10,012	10,540	6,760	5,655	727
Premises and equipment		11,406	11,424	11,325	11,818	11,324	9,442
Bank owned life insurance		13,453	10,771	10,450	10,069	-	-
		$656,608	$648,506	$682,668	$737,780	$675,670	$565,778
LIABILITIES
Deposits		$496,356	$484,584	$480,694	$513,051	$447,079	$418,191
Federal Home Loan Bank advances		68,050	68,050	93,050	116,050	132,436	76,086
Securities sold under agreements to repurchase		25,000	25,000	39,750	39,750	39,750	9,849
Subordinated debentures		15,465	15,465	15,465	15,465	15,465	15,465
Other liabilities		1,333	1,172	1,668	2,053	3,627	3,500
		606,204	594,271	630,627	686,369	638,357	523,091

STOCKHOLDERS' EQUITY		50,404	54,235	52,041	51,411	37,313	42,687
		$656,608	$648,506	$682,668	$737,780	$675,670	$565,778

Summary Statements of Operations

	Six Months Ended June 30,		Years ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Unaudited)		(Dollar Amounts in Thousands, Except Per Share Data)
Interest income	$13,712	$15,172	$30,376	$32,331	$33,873	$36,363	$37,972
Interest expense	3,582	5,227	9,611	14,806	20,527	19,524	20,519
Net interest income	10,130	9,945	20,765	17,525	13,346	16,839	17,453
Provision for loan losses	3,000	1,900	3,350	5,200	6,900	14,744	840
Net interest income after provision
for loan losses	7,130	8,045	17,415	12,325	6,446	2,095	16,613
Noninterest income	1,887	1,473	4,485	4,279	4,240	2,316	4,729
Noninterest expense	7,950	8,071	17,361	15,530	15,161	12,760	11,842
Income (loss) before income taxes	1,067	1,447	4,539	1,074	(4,475)	(8,349)	9,500
Provision (credit) for income taxes	(112)	135	703	(57)	(2,134)	(2,989)	3,400

Net income (loss)	$1,179	$1,312	$3,836	$1,131	$(2,341)	$(5,360)	$6,100
Preferred stock dividends and discount accretion	679	562	1,126	1,126	1,032	-	-
Net income (loss) available to common shareholders	$500	$750	$2,710	$5	$(3,373)	$(5,360)	$6,100

Basic income (loss) per common share	$0.18	$0.28	$1.01	$-	$(1.29)	$(2.06)	$2.25
Diluted income (loss) per common share	$0.17	$0.28	$1.01	$-	$(1.29)	$(2.06)	$2.19

RISK FACTORS

An investment in our Preferred Shares is subject to risks inherent in our business, risks relating to the structure of the Preferred Shares and risks relating to the auction process being conducted as part of this offering. The material risks and uncertainties that management believes affect your investment in the Preferred Shares are described below and in the sections entitled “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein. Before making an investment decision, you should carefully consider the risks and uncertainties described below and in the accompanying prospectus and information included or incorporated by reference in this preliminary prospectus supplement and the accompanying prospectus.  If any of these risks or uncertainties are realized, our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects, as well as our ability to pay dividends on the Preferred Shares, could be materially and adversely affected and the market price of the Preferred Shares could decline significantly and you could lose some or all of your investment.

Risk Factors Related to our Business

The Company could experience an increase in loan losses, which would reduce the Company’s earnings.

As the nation slowly continues to recover from the economic downturn, real estate prices remain under pressure in the Company’s market. Furthermore, elevated levels of unemployment have made it difficult for many consumers to meet their monthly obligations. As a lender, we are exposed to the risk that our customers will be unable to repay their loans according to their terms and that any collateral securing the payment of their loans may not be sufficient to assure repayment. Credit losses are inherent in the business of making loans and our industry has seen above average loan loss levels for approximately 48 months. While the Company believes that its loan underwriting standards have been and remain sound, the Company has experienced an increase in charge offs and non-performing loans. To the extent charge offs exceed our financial models, increased amounts charged to the provision for loan losses would reduce net income.

Rapidly changing interest rate environments could reduce our net interest margin, net interest income, fee income and net income.

Interest and fees on loans and securities, net of interest paid on deposits and borrowings, are a large part of our net income. Interest rates are the key drivers of the Company’s net interest margin and are subject to many factors beyond the control of management. As interest rates change, net interest income is affected. Rapid increases in interest rates in the future could result in interest expense increasing faster than interest income because of mismatches in the maturities of the Company’s assets and liabilities. Furthermore, substantially higher rates generally reduce loan demand and may result in slower loan growth. Decreases or increases in interest rates could have a negative effect on the spreads between interest rates earned on assets and the rates of interest paid on liabilities, and therefore decrease net interest income.

Liquidity needs could adversely affect the Company’s results of operations and financial condition.

The Bank’s primary source of funds is customer deposits and cash flows from investment instruments and loan repayments. While scheduled loan repayments are a relatively stable source, they are subject to the ability of the borrowers to repay their loans. The ability of the borrowers to repay their loans can be adversely affected by a number of factors, including changes in the economic conditions, adverse trends or events affecting the business environment, natural disasters and various other factors. Cash flows from the investment portfolio may be affected by changes in interest rates, resulting in excessive levels of cash flow during periods of declining interest rates and lower levels of cash flow during periods of rising interest rates. Deposit levels may be affected by a number of factors, including both the national market and local competitive interest rate environment, local and national economic conditions, natural disasters and other various events. Accordingly, the Company may be required from time to time to rely on secondary sources of liquidity to meet withdrawal demands or otherwise fund operations. Such sources include the FHLB advances, brokered deposits and federal funds lines of credit from correspondent banks.

The Company may also pledge investments as collateral to borrow money from third parties. In certain cases, the Company may sell investment instruments for sizable losses to meet liquidity needs, reducing net income. While the Company believes that these sources are currently adequate, there can be no assurance they will be sufficient to meet future liquidity needs.

Our future success is dependent on our ability to compete effectively in the highly competitive banking industry.

We face competition in attracting and retaining deposits, making loans, and providing other financial services throughout our market area. Our competitors include other community banks, regional and super-regional banking institutions, national banking institutions, and a wide range of other financial institutions such as credit unions, government-sponsored enterprises, mutual fund companies, insurance companies, brokerage companies, and other non-bank businesses. Many of these competitors have substantially greater resources than the Company.

Inability to hire or retain certain key professionals, management and staff could adversely affect our revenues and net income.

We rely on key personnel to manage and operate our business, including major revenue generating functions such as our loan and deposit portfolios. The loss of key staff may adversely affect our ability to maintain and manage these portfolios effectively, which could negatively affect our revenues. In addition, loss of key personnel could result in increased recruiting, hiring, and training expenses, resulting in lower net income.

The Company is subject to extensive regulation that can limit or restrict its activities.

The Company operates in a highly regulated industry and is subject to examination, supervision, and comprehensive regulation by various agencies, including the Federal Reserve, the MDF and FDIC. The Company’s regulatory compliance is costly.

The Company is also subject to capitalization guidelines established by its regulators, which require it and the Bank to maintain adequate capital to support its and the Bank’s growth.

The laws and regulations applicable to the banking industry could change at any time, and the Company cannot predict the effects of these changes on its business. To the extent activities of the Company and/or the Bank are restricted or limited by regulation or regulators’ supervisory authority, the Company’s future profitability may be adversely affected.

The Sarbanes-Oxley Act of 2002, and the related rules and regulations promulgated by the Securities and Exchange Commission and NASDAQ Global Market that are now and will be applicable to the Company, have increased the scope, complexity, and cost of corporate governance, reporting and disclosure practices. As a result, the Company has experienced, and may continue to experience, greater compliance cost.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010 and, although it became generally effective in July 2010, many of its provisions have extended implementation periods and delayed effective dates and will require extensive rulemaking by regulatory authorities. The Dodd-Frank Act, including future rules implementing its provisions and the interpretation of those rules, could result in a number of adverse impacts. The levels of capital and liquidity with which the Company must operate may be subject to more stringent capital requirements. In addition, the Company may be subjected to higher deposit insurance premiums to the FDIC. The Company may also be subject to additional regulations under the newly established Bureau of Consumer Financial Protection which was given broad authority to implement new consumer protection regulations. These and other provisions of the Dodd-Frank Act may place significant additional costs on the Company, impede its growth opportunities and place it at a competitive disadvantage.

In December 2010, the Basel Committee on Banking Supervision, an international forum for cooperation on banking supervisory matters, announced the “Basel III” capital rules, which set new capital requirements for banking organizations.  On June 7, 2012, the Federal Reserve Board requested comment on three proposed rules that, taken together, would establish an integrated regulatory capital framework implementing the Basel III regulatory capital reforms in the United States.  As proposed, the U.S. implementation of Basel III would lead to significantly higher capital requirements and more restrictive leverage and liquidity ratios than those currently in place.  Once adopted, these new capital requirements would be phased in over time.  Additionally, the U.S. implementation of Basel III contemplates that, for banking organizations with less than $15 billion in assets, the ability to treat trust preferred securities as tier 1 capital would be phased out over a ten-year period.  The ultimate impact of the U.S. implementation of the new capital and liquidity standards on the Company and the Bank is currently being reviewed.  At this point we cannot determine the ultimate effect that any final regulations, if enacted, would have upon our earnings or financial position.  In addition, important questions remain as to how the numerous capital and liquidity mandates of the Dodd–Frank Act will be integrated with the requirements of Basel III.

Management’s analysis of the necessary funding for the allowance for loan loss account may be incorrect or may suddenly change resulting in lower earnings.

The funding of the allowance for loan loss account is the most significant estimate made by management in its financial reporting to shareholders and regulators. If negative changes to the performance of the Company’s loan portfolio were to occur, management may find it necessary or be required to fund the allowance for loan loss account through additional charges to the Company’s provision for loan loss expense. These changes may occur suddenly and be dramatic in nature. These changes are likely to affect the Company’s financial performance, capital levels and stock price.

The Preferred Shares impacts net income available to our common shareholders and earnings per common share, and the warrant we issued to Treasury may be dilutive to holders of our common stock.

The dividends declared on the Preferred Shares reduce the net income available to common shareholders and our earnings per common share. The Preferred Shares also receive preferential treatment in the event of liquidation, dissolution or winding up of the Company.  Additionally, the ownership interest of the existing holders of our common stock will be diluted to the extent the warrant to purchase common stock we issued to Treasury in conjunction with the sale to Treasury of the Preferred Shares is exercised.

Our compensation expense may increase substantially after Treasury’s sale of the Preferred Shares.

As a result of our participation in the CPP, among other things, we are subject to Treasury’s current standards for executive compensation and corporate governance for the period during which Treasury holds any of our Preferred Shares.  These standards were most recently set forth in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance, published June 15, 2009.  If the auction is successful and Treasury elects to sell all of the Preferred Shares, these executive compensation and corporate governance standards will no longer be applicable and our compensation expense for our executive officers and other senior employees may increase substantially.

Risk Factors Related to an Investment in the Preferred Shares

The Preferred Shares are equity and are subordinated to all of our existing and future indebtedness; we are highly dependent on dividends and other amounts from our subsidiaries in order to pay dividends on, and redeem at our option, the Preferred Shares, which are subject to various prohibitions and other restrictions; and the Preferred Shares place no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

The Preferred Shares are equity interests in the Company and do not constitute indebtedness. As such, the Preferred Shares, like our common stock, rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of perpetual preferred stock like the Preferred Shares, there is no stated maturity date (although the Preferred Shares are subject to redemption at our option) and dividends are payable only if, when and as authorized and declared by our board of directors and depend on, among other matters, our historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors our board of directors deems relevant at the time.

If in the future (a) an event of default occurs or is continuing under the indentures for our subordinated debentures or (b) we give notice of our election to defer payments of interest on our subordinated debentures, or such a deferral has occurred and is continuing, then we may not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock (including the Preferred Shares).

The Preferred Shares are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.  Furthermore, the Company is a legal entity that is separate and distinct from its subsidiaries, and its subsidiaries have no obligation, contingent or otherwise, to make any payments in respect of the Preferred Shares or to make funds available therefor.  Because the Company is a holding company that maintains only limited cash at that level, its ability to pay dividends on, and redeem at its option, the Preferred Shares will be highly dependent upon the receipt of dividends, fees and other amounts from its single depository institution subsidiary, the Bank, which, in turn, will be highly dependent upon its historical and projected results of operations, liquidity, cash flows and financial condition.  In addition, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon their respective liquidation or reorganization will be subject to the prior claims of the creditors (including any depositors) and preferred equity holders of the applicable subsidiary, except to the extent that the Company is a creditor, and is recognized as a creditor, of such subsidiary.  Accordingly, the holders of the Preferred Shares will be structurally subordinated to all existing and future obligations and preferred equity of the Company’s subsidiaries.

There are also various legal and regulatory prohibitions and other restrictions on the ability of the Bank to pay dividends, extend credit or otherwise transfer funds to the Company or affiliates.  Such dividend payments are subject to regulatory tests, generally based on current and retained earnings of the Bank and other factors, and, may require regulatory approval in the future.  The Bank currently has the ability to pay dividends to the Company without regulatory approval of up to an amount that would not cause the Bank to be classified below the FDIC capital tier of well capitalized.  Dividend payments to the Company from the Bank may also be prohibited if such payments would impair the capital of the Bank and in certain other cases.  In addition, regulatory rules limit the aggregate amount of a depository institution’s loans to, and investments in, any single affiliate in varying thresholds and may prevent the Company from borrowing from the Bank and require any permitted borrowings to be collateralized.

The Company also is subject to various legal and regulatory policies and requirements impacting the Company’s ability to pay accrued or future dividends on, or redeem, the Preferred Shares.  As of the date of this preliminary prospectus supplement, we have paid in full all of our quarterly dividend obligations on the Preferred Shares.  Under the Federal Reserve’s capital regulations, in order to ensure Tier 1 capital treatment for the Preferred Shares, the Company’s redemption of any of the Preferred Shares is subject to prior regulatory approval.  The Federal Reserve also may require the Company to consult with it prior to increasing dividends.  In addition, as a matter of policy, the Federal Reserve may restrict or prohibit the payment of dividends if (i) the Company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the Company’s prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; (iii) the Company will not meet, or is in danger of not meeting, its minimum regulatory capital ratios; or (iv) the Federal Reserve otherwise determines that the payment of dividends would constitute an unsafe or unsound practice.  Recent and future regulatory developments may result in additional restrictions on the Company’s ability to pay dividends.

In addition, the terms of the Preferred Shares do not limit the amount of debt or other obligations we or our subsidiaries may incur in the future. Accordingly, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Preferred Shares or to which the Preferred Shares will be structurally subordinated.

An active trading market for the Preferred Shares may not develop or be maintained.

The Preferred Shares are not currently listed on any securities exchange or available for quotation on any national quotation system, and we do not plan to list, or make available for quotation, the Preferred Shares in the future. There can be no assurance that an active trading market for the Preferred Shares will develop or, if developed, will be maintained. If an active market is not developed and maintained, the market value and liquidity of the Preferred Shares may be materially and adversely affected.

The Preferred Shares may be junior in rights and preferences to our future preferred stock.

Subject to approval by the holders of at least 66 2/3% of the Preferred Shares then outstanding, voting as a separate class, we may issue preferred stock in the future the terms of which are expressly senior to the Preferred Shares. The terms of any such future preferred stock expressly senior to the Preferred Shares may prohibit or otherwise restrict dividend payments on the Preferred Shares. For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the Preferred Shares have been paid for the relevant periods, no dividends will be paid on the Preferred Shares, and no Preferred Shares may be repurchased, redeemed, or otherwise acquired by us. In addition, in the event of our liquidation, dissolution or winding-up, the terms of any such senior preferred stock would likely prohibit us from making any payments on the Preferred Shares until all amounts due to holders of such senior preferred stock are paid in full.

Holders of the Preferred Shares have limited voting rights.

Unless and until we are in arrears on our dividend payments on the Preferred Shares for six quarterly periods, whether or not consecutive, the holders of the Preferred Shares will have no voting rights except with respect to certain fundamental changes in the terms of the Preferred Shares and certain other matters and except as may be required by applicable law. If dividends on the Preferred Shares are not paid in full for six quarterly periods, whether or not consecutive, the total number of positions on the Company’s board of directors will automatically increase by two and the holders of the Preferred Shares, acting as a class with any other shares of our preferred stock with parity voting rights to the Preferred Shares, will have the right to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid in full all accrued and unpaid dividends for all past dividend periods. See “Description of Preferred Shares—Voting Rights” in this preliminary prospectus supplement.

We are subject to extensive regulation, and ownership of the Preferred Shares may have regulatory implications for holders thereof.

We are subject to extensive federal and state banking laws, including the Bank Holding Company Act of 1956, as amended (the “BHCA”), and federal and state banking regulations, that impact the rights and obligations of owners of the Preferred Shares, including, for example, our ability to declare and pay dividends on, and to redeem, the Preferred Shares.  Although the Company does not believe the Preferred Shares are considered “voting securities” currently, if they were to become voting securities for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% or more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, if the Preferred Shares become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Preferred Shares.  A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. As of June 30, 2012, the Preferred Shares constituted approximate 23% of our total equity. Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

If we redeem the Preferred Shares, you may be unable to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return.

We have the right to redeem the Preferred Shares, in whole or in part, at our option at any time, subject to prior regulatory approval.  If we choose to redeem the Preferred Shares in part, we have been informed by DTC that it is their current practice to determine by lot the amount of the interest of each direct participant (through which beneficial owners hold their interest) to be redeemed.  If we choose to redeem the Preferred Shares, we are likely to do so if we are able to obtain a lower cost of capital.  If prevailing interest rates are relatively low if or when we choose to redeem the Preferred Shares, you generally will not be able to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return. Furthermore, if we redeem the Preferred Shares in part, the liquidity of the outstanding Preferred Shares may be limited.

If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially and could have a material adverse effect on our liquidity and cash flows.

We have the right to redeem the Preferred Shares, in whole or in part, at our option at any time.  If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% per annum to 9.0% per annum, which could have a material adverse effect on our liquidity and cash flows.  See “Description of Preferred Shares—Redemption and Repurchases” in this preliminary prospectus supplement.  Any redemption by us of the Preferred Shares would require prior regulatory approval from the Federal Reserve.  We have not applied for such regulatory approval and have no present intention to redeem any of the Preferred Shares in the near future; however, if in the future we determine we are able to redeem the Preferred Shares, it is our intent to redeem before February 15, 2014 prior to the dividend rate increase to 9.0% per annum.  If we determine we are able to redeem any of the Preferred Shares, we may seek such approval and, if such approval is obtained (as to which no assurance can be given), redeem part or all or the Preferred Shares for cash.  Our ability to do so will depend on then present facts and circumstances and the amount of capital we hold or can raise at the holding company level.

Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of Preferred Shares may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress.  The FTCA bars claims for fraud or misrepresentation.  At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws.  In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof.  The underwriters are not claiming to be agents of Treasury in this offering.  Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this preliminary prospectus supplement, the accompanying prospectus, the registration statement of which this preliminary prospectus supplement and the accompanying prospectus or the documents incorporated by reference in this preliminary prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the Preferred Shares by Treasury would likely be barred.

Risk Factors Related to the Auction Process

The price of the Preferred Shares could decline rapidly and significantly following this offering.

The public offering price of the Preferred Shares, which will be the clearing price plus accrued dividends thereon, will be determined through an auction process conducted by Treasury and the auction agents.  Prior to this offering there has been no public market for the Preferred Shares, and the public offering price may bear no relation to market demand for the Preferred Shares once trading begins.  We have been informed by both Treasury and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as the auction agents, that they believe that the bidding process will reveal a clearing price for the Preferred Shares offered in the auction process, which will either be the highest price at which all of the Preferred Shares offered may be sold to bidders, if bids are received for 100% or more of the offered Preferred Shares, or the minimum bid price of $920.00, if bids are received for at least half, but less than all, of the offered Preferred Shares.  If there is little or no demand for the Preferred Shares at or above the public offering price once trading begins, the price of the Preferred Shares would likely decline following this offering.  Limited or less-than-expected liquidity in the Preferred Shares, including decreased liquidity due to a sale of less than all of the offered Preferred Shares, could also cause the trading price of the Preferred Shares to decline.  In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the Preferred Shares after the initial sales of the Preferred Shares in this offering.  If your objective is to make a short-term profit by selling the Preferred Shares you purchase in the offering shortly after trading begins, you should not submit a bid in the auction.

The auction process for this offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.”  At the conclusion of the auction process, successful bidders that receive allocations of Preferred Shares in this offering may infer that there is little incremental demand for the Preferred Shares above or equal to the public offering price.  As a result, successful bidders may conclude that they paid too much for the Preferred Shares and could seek to immediately sell their Preferred Shares to limit their losses should the price of the Preferred Shares decline in trading after the auction process is completed.  In this situation, other investors that did not submit bids that are accepted by Treasury may wait for this selling to be completed, resulting in reduced demand for the Preferred Shares in the public market and a significant decline in the price of the Preferred Shares.  Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the Preferred Shares shortly after this offering.

The auction process for this offering may result in a situation in which less price sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, as a result, the public offering price may not be sustainable once trading of Preferred Shares begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings.  These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings.  Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price when participating in the auction.  Because of the auction process used in this auction, these less price sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings.  This, in turn, could cause the auction process to result in a public offering price that is higher than the price professional investors are willing to pay for the Preferred Shares.  As a result, the price of the Preferred Shares may decrease once trading of the Preferred Shares begins.  Also, because professional investors may have a substantial degree of influence on the trading price of the Preferred Shares over time, the price of the Preferred Shares may decline and not recover after this offering.  Furthermore, if the public offering price of the Preferred Shares is above the level that investors determine is reasonable for the Preferred Shares, some investors may attempt to short sell the Preferred Shares after trading begins, which would create additional downward pressure on the trading price of the Preferred Shares.

Certain of our directors have indicated they intend to bid in the auction process and, if they do so, that could have the effect of raising the clearing price and decreasing liquidity in the market for the Preferred Shares.

Certain directors of the Company have indicated they may submit bids for a portion of the Preferred Shares in the auction process up to a collective amount of $1,250,000.00.  You will not be notified by either the auction agents, the network brokers or the selling shareholder whether these directors have bid in the auction process or, should they elect to participate in the auction process, the terms of any bid or bids they may place.  Although they will not receive preferential treatment of any kind and would participate on the same basis as all other bidders, in some cases the submission of bids by those directors could cause the clearing price in the auction process to be higher than it would otherwise have been (although in such a case those directors would still be required to purchase any Preferred Shares for which they had submitted bids at the clearing price).  These directors may bid at a price or prices per share that are less than the liquidation preference per Preferred Share.  In addition, to the extent these directors purchase any Preferred Shares, the liquidity of any market for the Preferred Shares may decrease, particularly if any such purchases represent a significant percentage of the outstanding Preferred Shares .

The clearing price for the Preferred Shares may bear little or no relationship to the price for the Preferred Shares that would be established using traditional valuation methods, and, as a result, the trading price of the Preferred Shares may decline significantly following the issuance of the Preferred Shares.

The public offering price of the Preferred Shares will be equal to the clearing price plus accrued dividends thereon.  The clearing price of the Preferred Shares may have little or no relationship to, and may be significantly higher than, the price for the Preferred Shares that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, capital levels, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to us; and the views of research analysts.  The trading price of the Preferred Shares may vary significantly from the public offering price.  Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the Preferred Shares could decline significantly.

Successful bidders may receive the full number of Preferred Shares subject to their bids, so potential investors should not make bids for more Preferred Shares than they are prepared to purchase.

Each bidder may submit multiple bids.  However, as bids are independent, each bid may result in an allocation of Preferred Shares.  Allocation of the Preferred Shares will be determined by, first, allocating Preferred Shares to any bids made above the clearing price, and second, allocating Preferred Shares (on a pro-rata basis, if appropriate) among bids made at the clearing price.  If Treasury elects to sell any Preferred Shares in this offering, the bids of successful bidders that are above the clearing price will be allocated all of the Preferred Shares represented by such bids, and only accepted bids submitted at the clearing price, in certain cases, will experience pro-rata allocation, if any.  Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit bids that are accepted by Treasury will be obligated to purchase the Preferred Shares allocated to them.  Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of Preferred Shares the bidder is willing to purchase, and investors are cautioned against submitting a bid that does not accurately represent the number of Preferred Shares that they are willing and prepared to purchase.

Submitting a bid does not guarantee an allocation of Preferred Shares, even if a bidder submits a bid at or above the public offering price of the Preferred Shares.

The auction agents, in their sole discretion, may require that bidders confirm their bids before the auction closes (although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws).  If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of Preferred Shares even if the bid is at or above the public offering price.  The auction agents may, however, choose to accept any such bid even if it has not been reconfirmed.  In addition, the auction agents may determine in some cases to impose size limits on the aggregate size of bids that they choose to accept from any bidder (including any network broker), and may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.  Furthermore, if bids for 100% or more of the offered Preferred Shares are received, and Treasury elects to sell any Preferred Shares in the auction, then any accepted bids submitted in the auction above the clearing price will receive allocations in full, while each bid submitted at the clearing price will be allocated the number of Preferred Shares represented by such bids, in the case bids for 100% of the offered Preferred Shares are received, or a number of Preferred Shares approximately equal to the pro-rata allocation percentage multiplied by the number of Preferred Shares represented by such bid, rounded to the nearest whole number of Preferred Shares (subject to rounding to eliminate odd-lots), in the case bids for more than 100% of the offered Preferred Shares are received.  If bids for at least half, but less than all, of the offered Preferred Shares are received, and Treasury chooses to sell fewer Preferred Shares than the number of Preferred Shares for which bids were received (but not less than half), then all bids will experience equal pro-rata allocation.  Treasury could also decide, in its sole discretion, not to sell any Preferred Shares in this offering after the clearing price has been determined.  As a result of these factors, you may not receive an allocation for all the Preferred Shares for which you submit a bid.

We cannot assure you that the auction will be successful or that the full number of offered Preferred Shares will be sold.

If sufficient bids are received and accepted by the auction agents to enable Treasury to sell the offered Preferred Shares in this offering, the public offering price will be set at the clearing price plus accrued dividends thereon, unless Treasury decides, in its sole discretion, not to sell any Preferred Shares in this offering after the clearing price is determined.  The clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept. If valid, irrevocable bids are received for 100% or more of the offered Preferred Shares at the submission deadline, the clearing price will be equal to the highest price of the offered Preferred Shares that can be sold in the auction.  If, however, bids are received for at least half, but less than all, of the offered Preferred Shares, then Treasury may (but is not required to) sell, at the minimum bid price in the auction (which will be deemed the clearing price) the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold.  If bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering.  The liquidity of the Preferred Shares may be limited if less than all of the offered Preferred Shares are sold by Treasury.  Possible future sales of Treasury’s remaining Preferred Shares, if any, that are held following this offering, could affect the trading price of the Preferred Shares sold in this offering.

Submitting bids through a network broker or any other broker that is not an auction agent may in some circumstances shorten deadlines for potential investors to submit, modify or withdraw their bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase Preferred Shares through, either an auction agent or a network broker.  Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through an auction agent or a network broker.  Potential investors and brokers that wish to submit bids in the auction and do not have an account with an auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account.  Network brokers and other brokers will impose earlier submission deadlines than those imposed by the auction agents in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to an auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agents) before the auction closes.  We believe these earlier deadlines could be as much as one day earlier than the deadlines imposed by the auction agents.  As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through an auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.  Investors who are concerned about the timely submission or withdrawal of bids are encouraged to submit or withdraw their bids through the auction agents.

USE OF PROCEEDS

The Preferred Shares offered by this preliminary prospectus supplement are being sold for the account of Treasury.  Any proceeds from the sale of these Preferred Shares will be received by Treasury for its own account, and we will not receive any proceeds from the sale of any Preferred Shares offered by this preliminary prospectus supplement.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Six Months Ended June 30, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010(2)	Year Ended December 31, 2009(3)	Year Ended December 31, 2008(4)	Year Ended December 31, 2007
(unaudited)
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends(1)	1.10x	1.30x	.99x	.74x	.57x	1.46x
_________________
(1)
Earnings have been calculated by adding combined fixed charges to consolidated income from continuing operations.  Combined fixed charges consist of interest expense, amortization of deferred financing costs and preferred stock dividends.  For all periods, we computed the ratios of earnings to combined fixed charges and preferred stock dividends by dividing earnings by combined fixed charges.  If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% to 9.0% per annum, which would adversely affect our ratio of earnings to combined fixed charges and preferred stock dividends.

(2)	The earnings coverage for the year ended December 31, 2010 was inadequate to cover combined fixed charges and preferred stock dividends by $214,000.

(3)	The earnings coverage for the year ended December 31, 2009 was inadequate to cover combined fixed charges and preferred stock dividends by $5.7 million.

(4)	The earnings coverage for the year ended December 31, 2008 was inadequate to cover combined fixed charges and preferred stock dividends by $8.3 million.

DESCRIPTION OF PREFERRED SHARES

This section summarizes specific terms and provisions of the Preferred Shares. The description of the Preferred Shares contained in this section is qualified in its entirety by the actual terms of the Preferred Shares, as are stated in the Certificate of Designation for the Preferred Shares, a copy of which was attached as Exhibit 3.1 to our Current Report on Form 8-K filed on February 3, 2009 and incorporated by reference into this preliminary prospectus supplement and the accompanying prospectus.  See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this preliminary prospectus supplement.

General.  The Preferred Shares constitutes a single series of our perpetual, cumulative preferred stock, consisting of 12,000 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share.  The Preferred Shares have no maturity date.  We issued the Preferred Shares to Treasury on January 30, 2009 in connection with the CPP for an aggregate purchase price of $17.0 million in a private placement exempt from the registration requirements of the Securities Act.  On June 13, 2012, the Company entered into a Letter Agreement (the “Repurchase Agreement”) with Treasury, pursuant to which the Company repurchased from Treasury 5,000 shares of the Company’s Preferred Shares, for an aggregate purchase price of approximately $5,019,444, which included a pro rata accrued dividend of approximately $19,444.  Following the consummation of the Repurchase Agreement, Treasury continues to hold 12,000 Preferred Shares of the Company and the Company’s obligations under the Securities Purchase Agreement and as a participant in the CPP continue in effect.

Dividends. Dividends on the Preferred Shares are payable quarterly in arrears, when, as and if authorized and declared by our Board of Directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 5% per annum from January 30, 2009 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014).  Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.  As of the date of this preliminary prospectus supplement, we have paid in full all of our quarterly dividend obligations on the Preferred Shares.  Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date.  Each period from and including a dividend payment date (or the date of the issuance of the Preferred Shares) to but excluding the following dividend payment date is referred to as a “dividend period.”  Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months.  If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend.  The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Holders of Preferred Shares sold by Treasury in the auction, if any, that are record holders on the record date for the November 15, 2012 dividend payment date will be entitled to any declared dividends payable on such date.

Dividends on the Preferred Shares will be cumulative.  If for any reason our Board of Directors does not declare a dividend on the Preferred Shares for a particular dividend period, or if our Board of Directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are not obligated to pay holders of the Preferred Shares any dividend in excess of the dividends on the Preferred Shares that are payable as described above. There is no sinking fund with respect to dividends on the Preferred Shares.

Priority of Dividends.  So long as any of the Preferred Shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.  We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the Preferred Shares, the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.  We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Preferred Shares will be entitled to receive for each share of Preferred Shares, out of the assets of the Company or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Preferred Shares, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Preferred Shares (including dividends accrued on any unpaid dividends).  To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Preferred Shares and the holders of any other class or series of our stock ranking equally with the Preferred Shares, the holders of the Preferred Shares and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Preferred Shares, neither a merger nor consolidation of the Company with another entity including a merger or consolidation in which the holders of Preferred Shares receive cash, securities or other property for their shares nor a sale, lease or exchange of all or substantially all of the Company’s assets will constitute a liquidation, dissolution or winding up of the affairs of the Company.

Redemption and Repurchases. Subject to the prior approval of the appropriate federal banking agency, the Preferred Shares are redeemable at our option in whole or in part at a redemption price equal to 100% of the liquidation preference amount of $1,000 per share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Preferred Shares by first class mail, not less than 30 days and not more than 60 days before the date of redemption.  Each notice of redemption given to a holder of Preferred Shares must state:  (i) the redemption date; (ii) the number of Preferred Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.  In the case of a partial redemption of the Preferred Shares, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

The Securities Purchase Agreement between us and Treasury provides that so long as Treasury continues to own any Preferred Shares, we may not repurchase any Preferred Shares from any other holder of such shares unless we offer to repurchase a ratable portion of the Preferred Shares then held by Treasury on the same terms and conditions.

Preferred Shares that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Preferred Shares.

We have not applied for and have no present intention to redeem any of the Preferred Shares currently, but if we are able, we have a goal of redeeming prior to the scheduled dividend rate increase on February 15, 2014.  Our ability to do so will depend on then present facts and circumstances and the amount of capital we hold or can raise at the holding company level.  In order for us to obtain approval from our applicable regulatory authorities to redeem the Preferred Shares, we would expect that such regulatory authorities would require us to satisfy our capital commitments to them, if any, after giving effect to the redemption of the Preferred Shares so approved.

No Conversion Rights.  Holders of the Preferred Shares have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights.  The holders of the Preferred Shares do not have voting rights other than those described below, except to the extent specifically required by Delaware law.

If we do not pay dividends on the Preferred Shares for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of the Company will automatically increase by two and the holders of the Preferred Shares will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a single class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends (including dividends accrued on any unpaid dividend) for all past dividend periods on all outstanding Preferred Shares have been paid in full at which time this right will terminate with respect to the Preferred Shares, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Preferred Shares.

There is no limit on the number of nominations and a plurality of eligible voters would determine the election of the Preferred Directors. No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.  Upon any termination of the right of the holders of the Preferred Shares and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Preferred Shares and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding Preferred Shares voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Preferred Shares are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends”) upon which voting rights similar to those of the Preferred Shares have been conferred and are exercisable with respect to such matter.  We currently have no outstanding shares of Voting Parity Stock.

Although the Company does not believe the Preferred Shares are considered “voting securities” currently, if they were to become “voting securities” for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA.  In addition, if the Preferred Shares become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Preferred Shares.  A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock.  Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

In addition to any other vote or consent required by Delaware law or by our Restated Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Shares, voting as a separate class, is required in order to do the following:

●
amend or alter our Restated Certificate of Incorporation or the Certificate of Designations for the Preferred Shares to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

●
amend, alter or repeal our Restated Certificate of Incorporation or the Certificate of Designations for the Preferred Shares in a manner that adversely affects the rights, preferences, privileges or voting powers of the Preferred Shares; or

●
consummate a binding share exchange or reclassification involving the Preferred Shares or a merger or consolidation of the Company with another entity, unless (i) the Preferred Shares remain outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the Preferred Shares remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Preferred Shares immediately prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, including authorized Preferred Shares necessary to satisfy preemptive or similar rights granted by us to other persons prior to January 30, 2009 and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Preferred Shares with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Preferred Shares and will not require the vote or consent of the holders of the Preferred Shares.

To the extent holders of the Preferred Shares are entitled to vote, holders of Preferred Shares will be entitled to one vote for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Preferred Shares would otherwise be required, all outstanding Preferred Shares have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Preferred Shares to effect the redemption.

Book-Entry Procedures

The Depository Trust Company (the “DTC”) will act as securities depositary for the Preferred Shares.  We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co.  These certificates will represent the total aggregate number of Preferred Shares sold in the auction.  We will deposit these certificates with DTC or a custodian appointed by DTC.  We will not issue certificates to you for the Preferred Shares that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures.  Book-entry interests in the Preferred Shares may be transferred within DTC in accordance with procedures established for these purposes by DTC.  Each person owning a beneficial interest in the Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Preferred Shares.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.  DTC holds securities that its participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant.  The Direct Participant will receive a credit for the Preferred Shares on DTC’s records.  You, as the actual owner of the Preferred Shares, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership.  DTC’s records reflect only the identity of the Direct Participants to whose accounts Preferred Shares are credited.

You will not receive written confirmation from DTC of your purchase.  The Direct or Indirect Participants through whom you purchased Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings.  The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Preferred Shares will be sent to Cede & Co.  If less than all of the Preferred Shares are being redeemed, DTC will reduce each Direct Participant’s holdings of Preferred Shares in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Preferred Shares.  Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Preferred Shares are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Preferred Shares will be made directly to DTC’s nominee (or its successor, if applicable).  DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Preferred Shares at any time by giving reasonable notice to us.  Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Preferred Shares.  In that event, we will print and deliver certificates in fully registered form for Preferred Shares.  If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Preferred Shares will be made in immediately available funds.  Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

AUCTION PROCESS

The following describes the auction process used to determine the public offering price of the Preferred Shares.  That process differs from methods traditionally used in other underwritten public offerings.  Treasury and the underwriters will determine the public offering price and the allocation of the Preferred Shares in this offering by an auction process conducted by the joint book-running managers, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., in their capacity as the “auction agents.”  This auction process will involve a modified “Dutch auction” mechanic in which the auction agents (working with a number of other brokers) will receive and accept bids from bidders for the Preferred Shares.  We do not intend to submit any bids in the auction. Certain directors of the Company have indicated that they may submit bids in the auction up to a collective amount of $1,250,000.00.  There is no assurance that the directors will submit any bids (or the amount of any such bids) or that any bids submitted by the directors will be accepted.  After the auction closes and bids become irrevocable (which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time), the auction agents will determine the clearing price for the sale of the Preferred Shares offered hereby and, if Treasury chooses to proceed with the offering, the underwriters will allocate Preferred Shares to the winning bidders.  The clearing price for the Preferred Shares may bear little or no relationship to the price that would be established using traditional valuation methods.  You should carefully consider the risks described under “Risk Factors — Risk Factors Related to the Auction Process” beginning on page S-10 of this preliminary prospectus supplement.

Eligibility and Account Status

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase Preferred Shares through, either an auction agent or one of the network brokers.  Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agents or a network broker.  If you wish to bid in the auction and do not have an account with an auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction (which may be difficult to do before the submission deadline) or contact your existing broker and request that it submit a bid through an auction agent or a network broker.  Network brokers and other brokers will have deadlines relating to the auction that we believe could be as much as one day earlier than those imposed by the auction agents, as described below under “— The Auction Process — The Bidding Process.”  Investors who are concerned about the timely submission or withdrawal of bids are encouraged to submit or withdraw their bids through the auction agents.

Because the Preferred Shares are complex financial instruments for which there is no established trading market, the auction agents, each network broker and any other broker that submits bids through the auction agents or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the Preferred Shares is appropriate for any particular investor.  Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority (“FINRA”).  If you do not meet the relevant suitability requirements of an auction agent or another broker, you will not be able to bid in the auction.  Accounts at an auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions.  You should contact your brokerage firm to better understand how you may submit bids in the auction process.

An auction agent or network brokers may require bidders (including any brokers that may be bidding on behalf of their customers) to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agents and the network brokers, upon request, will provide certain information to you in connection with the offering, including this preliminary prospectus supplement and the accompanying prospectus and forms used by such brokers, if any, to submit bids.  Additionally, you should understand that:

●	before submitting a bid in the auction, you should read this preliminary prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including all the risk factors;

●
the minimum bid price was agreed by the auction agents and Treasury, and we did not participate in that determination and therefore cannot provide any information regarding the factors that Treasury and the auction agents considered in determining the minimum bid price;

●
if valid, irrevocable bids are received for 100% or more of the offered Preferred Shares at the submission deadline, the clearing price will be equal to the highest price at which all of the offered Preferred Shares can be sold in the auction.  In this case, the clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept (it being understood that Treasury must accept bids for 100% of the offered Preferred Shares if it accepts any bid);

●
if valid, irrevocable bids are received for at least half, but less than all, of the offered Preferred Shares at the submission deadline, then Treasury may (but is not required to) sell, at the minimum bid price per share in the auction (which will be deemed the clearing price), the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold;

●	if bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering;

●	if there is little or no demand for the Preferred Shares at or above the public offering price once trading begins, the trading price of the Preferred Shares will decline;

●
the liquidity of any market for the Preferred Shares may be affected by the number of Preferred Shares that Treasury elects to sell in this offering, and the price of the Preferred Shares may decline if the Preferred Shares are illiquid;

●
the auction agents, in their sole discretion, have the right to reconfirm any bid by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers (although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws).  If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn, but alternatively may in their discretion choose to accept any such bid even if it has not been reconfirmed;

●	the auction agents may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering; and

●	the auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

None of the underwriters, Treasury or us have undertaken any efforts to qualify the Preferred Shares for sale in any jurisdiction outside the United States.  Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the Preferred Shares in the offering for a number of reasons described below.  You should consider all the information in this preliminary prospectus supplement, the accompanying prospectus and the documents incorporated by reference in determining whether to submit a bid, the number of Preferred Shares you seek to purchase and the price per share you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction process:  BB&T Capital Markets, a division of Scott & Stringfellow, LLC, Blaylock Robert Van, LLC, Boenning & Scattergood, Inc., Cabrera Capital Markets, LLC, Cantor Fitzgerald & Co., CastleOak Securities, L.P., Compass Point Research & Trading, LLC, D.A. Davidson & Co., Davenport & Co., FBR Capital Markets & Co., FIG Partners, LLC, Guggenheim Securities, Janney Montgomery Scott LLC, Jefferies & Company, Inc., Joseph Gunnar & Co. LLC, Keefe, Bruyette & Woods, Inc., Lebenthal & Co., LLC, M.R. Beal & Company, Raymond James & Associates, Inc., Samuel A. Ramirez & Co., Smith, Moore & Co., Sterne, Agee & Leach, Inc., Stifel, Nicolaus & Company, Incorporated, TD Ameritrade, Inc., The Williams Capital Group, L.P., Toussaint Capital Partners, LLC, and Wedbush Morgan Securities Inc.  The network brokers will not share in any underwriting discounts or fees paid by us in connection with the offering of the Preferred Shares but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agents will conduct the auction process:

General

●
The auction will commence at 10:00 a.m., New York City time, on the date specified in a press release issued on such day, and will end at 6:30 p.m., New York City time, on the second business day immediately thereafter (the “submission deadline”).  Unless you submit your bids through an auction agent, your broker will have an earlier deadline for accepting bids.  If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agents believe may interfere with the auction process, the auction agents may (in consultation with Treasury) decide to extend the auction or cancel and reschedule the auction.  The auction agents and the network brokers will advise bidders of any such decision to extend or cancel and reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close.  If the auction process is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation.

●
The auction agents and the network brokers will contact potential investors with information about the auction process and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile.  The minimum bid price is $920.00 per Preferred Share with a minimum size for any bid of one Preferred Share.

The Bidding Process

●	The auction agents and the network brokers will only accept bids in the auction process in increments of whole Preferred Shares; no fractional interests will be sold.

●
No maximum price or auction price range has been established in connection with the auction process, which means that there is no ceiling on the price per share that you or any other bidder can bid in the auction.  Each bid must specify a price at or above the minimum bid price of $920.00 (such bid price to be in increments of $0.01) with a minimum bid size of one Preferred Share or such bid will be rejected.

●
Once the auction begins, you may submit your bids either directly through an auction agent or through any network broker.  Bids through the network brokers will be aggregated and submitted to the auction agents as single bids at each price increment by those brokers.  Bids will only be accepted if they are made on an unconditional basis (i.e., no “all-or-none” bids will be accepted).

●	In connection with submitting a bid, you will be required to provide the following information:

●	the number of Preferred Shares that you are interested in purchasing (only in whole shares—no fractional interests);

●
the price per share you are willing to pay (such bid price to be in increments of $0.01 at or above the minimum bid price of $920.00 per Preferred Share with a minimum size for any bid of one Preferred Share); and

●
any additional information that may be required to enable an auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of Preferred Shares to you.

●
You may submit multiple bids.  Canceling one bid does not cancel any other bid.  However, as bids are independent, each bid may result in an allocation of Preferred Shares.  Consequently, the sum of your bid sizes should be no more than the total number of Preferred Shares you are willing to purchase.  In addition, the auction agents may impose size limits on the aggregate size of bids that they choose to accept from any bidder (including any network broker), although the auction agents are under no obligation to do so or to reconfirm bids for any reason, except as may be required by applicable securities laws.

●
At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of Preferred Shares bid for or the price bid per share and may withdraw your bid and reenter the auction.  Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agents in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agents before the auction closes.  We believe these earlier deadlines could be as much as one day earlier than the deadlines imposed by the auction agents.  If you are bidding through a network broker, or another broker that is submitting bids through an auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker. Investors who are concerned about the timely submission or withdrawal of bids are encouraged to submit or withdraw their bids through the auction agents.

●
Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker.  Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid.  No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of Preferred Shares.

●
A bid received by an auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline.  Therefore, you will be able to withdraw a bid at any time prior to the submission deadline (or any deadline imposed by a network broker, if you are bidding through a network broker).  Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted.  The auction agents and Treasury will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

●
If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn.  The auction agents may, however, choose to accept your bid even if it has not been reconfirmed.

●	The auction agents may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.

●	The auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

●
No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of the Preferred Shares.  However, the auction agents or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids.  Bids may be rejected if you do not provide the required funds or securities within the required time.  The auction agents or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts.  In any case, if you are a successful bidder, you will be obligated to purchase the Preferred Shares allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

Pricing and Allocation

●
The auction agents will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker).  The master order book will not be available for viewing by bidders.  Bidders whose bids are accepted will be informed about the result of their bids.

●
If valid, irrevocable bids are received for 100% or more of the offered Preferred Shares, the clearing price will be equal to the highest price at which all of the offered Preferred Shares can be sold in the auction.  In this case, the clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept (it being understood that Treasury must accept bids for 100% of the offered Preferred Shares if it accepts any bid).  If valid, irrevocable bids for 100% or more of the offered Preferred Shares are received, any accepted bids submitted in the auction above the clearing price will receive allocations in full, while each bid submitted at the clearing price will be allocated the number of Preferred Shares represented by such bids, in the case bids for 100% of the offered Preferred Shares are received, or a number of Preferred Shares approximately equal to the pro-rata allocation percentage multiplied by the number of Preferred Shares represented by such bid, rounded to the nearest whole number of Preferred Shares (subject to rounding to eliminate odd-lots), in the case bids for more than 100% of the offered Preferred Shares are received.

●
If valid, irrevocable bids are received for at least half, but less than all, of the offered Preferred Shares at the submission deadline, then Treasury may (but is not required to) sell, at the minimum bid price in the auction (which will be deemed the clearing price), the number of Preferred Shares it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered Preferred Shares are sold, and in such a case if Treasury chooses to sell fewer Preferred Shares than the number of Preferred Shares for which bids were received, then all bids will experience equal pro-rata allocation.

●	If bids are received for less than half of the offered Preferred Shares, Treasury will not sell any Preferred Shares in this offering.

●	Unless Treasury decides not to sell any Preferred Shares or as otherwise described below, all Preferred Shares will be sold to bidders at the clearing price plus accrued dividends thereon.

●
Promptly after the auction agents determine the clearing price, they will communicate that clearing price to Treasury.  Treasury may decide not to sell any Preferred Shares after the clearing price is determined or, in the case where bids are reserved for at least half, but less than all, of the offered Preferred Shares, may decide to sell only a portion (but not less than half) of the offered Preferred Shares.  Once Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents will confirm allocations of Preferred Shares to its clients and the network brokers.  The underwriters will sell all Preferred Shares at the same price per share plus accrued dividends.

●
If Treasury elects to sell Preferred Shares in the offering, allocation of the Preferred Shares will be determined by, first, allocating Preferred Shares to any bids made above the clearing price, and second, allocating Preferred Shares (on a pro-rata basis if appropriate) among bids made at the clearing price.  Any pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of Preferred Shares to be allocated at the bidding increment equal to the clearing price by the number of Preferred Shares represented by bids at that bidding increment.  Each accepted bid submitted at the clearing price will be allocated a number of Preferred Shares approximately equal to the pro-rata allocation percentage multiplied by the number of Preferred Shares represented by its bid, rounded to the nearest whole number of Preferred Shares.  In no case, however, will any rounded amount exceed the original bid size.

●
After Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents and each network broker that has submitted successful bids will notify you, in the event your bids have been accepted by Treasury, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted by Treasury (subject, in some cases, to pro-ration, as described in this preliminary prospectus supplement).  They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale.  In the event your bids are not accepted, you may be notified that your bids have not been accepted.  As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

●
The clearing price and number of Preferred Shares to be sold are expected to be announced via press release on the business day following the end of the auction.  The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders, and will also be included in the final preliminary prospectus supplement for the offering.

●	Sales to investors will be settled through your account with the broker through which your bid was submitted.

●
If you submit bids that are accepted by Treasury, you will be obligated to purchase the Preferred Shares allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent.  Once an underwriter has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid.  The auction agents and Treasury will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.  As a result, you will be responsible for paying for all of the Preferred Shares that are finally allocated to you at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase Preferred Shares.

Auction Process Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

●
Potential Request for Reconfirmation.  The auction agents, in their sole discretion, may ask you to reconfirm your bid by directly contacting you (or your broker, if you submitted your bid through a broker other than an auction agent), although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws.  If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn.  The auction agents may, however, choose to accept your bid even if it has not been reconfirmed.

●
Notice of Acceptance.  Notification as to whether any of your bids are successful and have been accepted by Treasury.  This notification will include the final clearing price.  If your bids have been accepted by Treasury, you will be informed about the results of the auction process.

SELLING SHAREHOLDER

The table below sets forth information concerning the resale of the Preferred Shares by Treasury. We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury. Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Other than through its role as a regulator and the acquisition of the Preferred Shares, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Treasury acquired the Preferred Shares as part of the Troubled Asset Relief Program, which was established pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”). EESA was enacted into law on October 3, 2008 to restore confidence and stabilize the volatility in the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other.

The following description was provided by Treasury and is derived from the website of Treasury. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this preliminary prospectus supplement, the accompanying prospectus or the registration statement of which this preliminary prospectus supplement and the accompanying prospectus are a part, or any other act or omission in connection with the offering to which this preliminary prospectus supplement and the accompanying prospectus relate, likely would be barred. In addition, Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this preliminary prospectus supplement, the accompanying prospectus or the registration statement of which this preliminary prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering to which this preliminary prospectus supplement and the accompanying prospectus relates likely would be barred.  See “Risk Factors – Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of Preferred Shares may be limited.”

The table below sets forth information with respect to the number of Preferred Shares beneficially owned by Treasury as of the date of this preliminary prospectus supplement, the number of Preferred Shares being offered by Treasury in this offering, and the number of Preferred Shares to be beneficially owned by Treasury after this offering, assuming all the Preferred Shares offered by Treasury in this offering are sold. The percentages below are calculated based on 12,000 Preferred Shares issued and outstanding as of the date of this preliminary prospectus supplement.

	Beneficial Ownership Prior to the Offering(1)(2)			Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Preferred Shares Beneficially Owned(1)	Percent	Preferred Shares Being Offered	Number of Preferred Shares Beneficially Owned(1)(2)	Percent
United States Department of the Treasury 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220	12,000	100%	12,000	0	0%

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any Preferred Shares over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days.

(2)	Treasury also owns a warrant to purchase 459,459 of the shares of our common stock.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Preferred Shares. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Treasury regulations and judicial and administrative authority, all of which are subject to differing interpretations or change, possibly with retroactive effect. This summary is limited to investors who will hold the Preferred Shares as capital assets and does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances. This discussion does not address the tax consequences to investors who are subject to special tax rules, such as banks and other financial institutions, insurance companies, governments and governmental entities, broker-dealers, partnerships and their partners, tax-exempt organizations, investors that will hold the Preferred Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes, U.S. expatriates, or U.S. holders that have a functional currency that is not the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any alternative minimum tax consequences or any state, local or non-U.S. tax consequences. Each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of the purchase, ownership, and disposition of the Preferred Shares.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of the Preferred Shares and you are for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (A) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. You are a “non-U.S. holder” if you are a beneficial owner of the Preferred Shares that is an individual, corporation, estate or trust that is not a U.S. holder.

If a partnership (including any other entity treated as a partnership for U.S. federal income tax purposes) is a holder of the Preferred Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Preferred Shares, you should consult your own tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of the Preferred Shares.

U.S. Holders

Distributions on the Preferred Shares.  In general, if distributions are made with respect to the Preferred Shares, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits is treated first as a nontaxable return of capital reducing your tax basis in the Preferred Shares. Any amount in excess of your tax basis is treated as capital gain, the tax treatment of which is discussed below under “Sale or Redemptions of the Preferred Shares.”

Dividends received by individual holders of the Preferred Shares will generally be subject to a reduced maximum tax rate of 15% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends that are paid to individual stockholders with respect to Preferred Shares that are held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Preferred Shares become ex-dividend. Furthermore, the rate reduction does not apply to dividends received to the extent that an individual holder elects to treat the dividends as “investment income” for purposes of determining the holder’s limit for the deduction of investment interest under Section 163(d) of the Code. The 15% dividend rate is scheduled to expire December 31, 2012, at which time the rate will revert back to ordinary income rates previously in effect and applicable to dividends unless the Code is amended to provide for a different rate. In addition, under the Health Care and Education Reconciliation Act of 2010, dividends received after December 31, 2012 by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. You should consult your own tax advisors regarding the implications of these rules in light of your particular circumstances.

Dividends received by corporate holders of the Preferred Shares may be eligible for a dividends received deduction equal to 70% of the amount of the distribution, subject to applicable limitations, including limitations related to “debt financed portfolio stock” under Section 246A of the Code and to the holding period requirements of Section 246 of the Code. In addition, any amount received by a corporate holder that is treated as a dividend may, depending on the circumstances, constitute an “extraordinary dividend” subject to the provisions of Section 1059 of the Code (except as may otherwise be provided in Treasury regulations yet to be promulgated). Under Section 1059, a corporate holder that has held shares for two years or less before the dividend announcement date generally must reduce the tax basis of all of the holder’s shares (but not below zero) by the “non-taxed portion” of any “extraordinary dividend” and, if the non-taxed portion exceeds the holder’s tax basis for the shares, must treat any excess as gain from the sale or exchange of the shares in the year the payment is received. Individual holders of Preferred Shares that receive any “extraordinary dividends” that are treated as “qualified dividend income” (as discussed above) will be required to treat any losses on the sale of such Preferred Shares as long-term capital losses to the extent of such dividends.  We strongly encourage you to consult your own tax advisor regarding the extent, if any, to which these provisions may apply to you in light of your particular facts and circumstances.

Sale or Redemption of the Preferred Shares.  On the sale or exchange of the Preferred Shares to a party other than us, you generally will realize capital gain or loss in an amount equal to the difference between (a) the amount of cash and the fair market value of any property you receive on the sale and (b) your tax basis in the Preferred Shares. We strongly encourage you to consult your own tax advisors regarding applicable rates, holding periods and netting rules for capital gains and losses in light of your particular facts and circumstances. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

On the redemption of Preferred Shares by us, your surrender of the Preferred Shares for the redemption proceeds will be treated either as a payment received upon sale or exchange of the Preferred Shares or as a distribution with respect to all of your equity interests in us. Resolution of this issue will turn on the application of Section 302 of the Code to your individual facts and circumstances.

The redemption will be treated as gain or loss from the sale or exchange of Preferred Shares (as discussed above) if:

●	the redemption is “substantially disproportionate” with respect to you within the meaning of Section 302(b)(2) of the Code;

●	your interest in the Preferred Shares and any other equity interest in us is completely terminated (within the meaning of Section 302(b)(3) of the Code) as a result of such redemption; or

●
the redemption is “not essentially equivalent to a dividend” (within the meaning of Section 302(b)(1) of the Code). In general, redemption proceeds are “not essentially equivalent to a dividend” if the redemption results in a “meaningful reduction” of your interest in the issuer.

In determining whether any of these tests has been met, you must take into account not only the Preferred Shares and other equity interests in us that you actually own, but also shares and other equity interests that you constructively own within the meaning of Section 318 of the Code.

If none of the above tests giving rise to sale or exchange treatment is satisfied, then a payment made in redemption of the Preferred Shares will be treated as a distribution that is subject to the tax treatment described above under “Distributions on the Preferred Shares.” The amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the Preferred Shares. Your tax basis in the redeemed Preferred Shares should be transferred to your remaining Preferred Shares. If, however, you have no remaining Preferred Shares, your basis could be lost.

Any redemption proceeds that are attributable to any declared but unpaid dividends on the Preferred Shares will generally be subject to the rules described above under “U.S. Holders - Distributions on the Preferred Shares.”

We strongly encourage you to consult your own tax advisor regarding: (a) whether a redemption payment will qualify for sale or exchange treatment under Section 302 of the Code or, alternatively, will be characterized as a distribution; and (b) the resulting tax consequences to you in light of your individual facts and circumstances.

Information Reporting and Backup Withholding.  Information reporting will generally apply to noncorporate U.S. holders with respect to payments of dividends on the Preferred Shares and to certain payments of proceeds on the sale or other disposition of the Preferred Shares. Certain noncorporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Preferred Shares and certain payments of proceeds on the sale or other disposition of the Preferred Shares unless the beneficial owner of the Preferred Shares furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.  U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service (the “IRS”).

Non-U.S. Holders

Distributions on the Preferred Shares.  Distributions treated as dividends as described above under “U.S. Holders – Distributions on the Preferred Shares” paid to a non-U.S. holder of the Preferred Shares will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, distributions that are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such distributions are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

For purposes of obtaining a reduced rate of withholding under an income tax treaty or an exemption from withholding for dividends effectively connected to a U.S. trade or business, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax benefits. A non-U.S. holder can generally meet the certification requirements by providing a properly executed IRS Form W-8BEN (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form.

Sale or Redemption of the Preferred Shares.  A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption (except as discussed below) or other disposition of the Preferred Shares except for (i) certain non-resident alien individuals that are present in the United States for 183 or more days in the taxable year of the sale or disposition, (ii) gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (iii) non-U.S. holders that are subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (iv) gain if we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

We would not be treated as a “United States real property holding corporation” if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in a capacity as a creditor.  To the extent that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and a non-U.S. holder was not eligible for a treaty exemption, any gain on the sale of our Preferred Shares would be treated as effectively connected with a trade or business within the United States and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.  Gain that is treated as effectively connected with a trade or business within the United States will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder was a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise.  Any such effectively connected income received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We believe that we are not currently and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

A payment made to a non-U.S. holder in redemption of the Preferred Shares may be treated as a dividend, rather than as a payment in exchange for such stock, in the circumstances discussed above under “U.S. Holders – Sale or Redemption of the Preferred Shares,” in which event such payment would be subject to tax as discussed above under “–Distributions on the Preferred Shares.” Prospective investors should consult their own tax advisors to determine the proper tax treatment of any payment received in redemption of the Preferred Shares.

Information Reporting and Backup Withholding.  Information returns will be filed with the IRS reporting payments of dividends on the Preferred Shares and the amount of tax, if any, withheld with respect to those payments. Copies of information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Preferred Shares and the non-U.S. holder may be subject to U.S. backup withholding on dividend payments on the Preferred Shares or on the proceeds from a sale or other disposition of the Preferred Shares. Satisfaction of the certification procedures required to claim a reduced rate of withholding under a treaty described above in the section titled “Distributions on the Preferred Shares” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

New Legislation Relating to Foreign Accounts

Legislation enacted in 2010 may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. The legislation generally imposes a 30% withholding tax on dividends on or gross proceeds from the sale or other disposition of Preferred Shares paid to a foreign financial institution unless the foreign financial institution enters into an agreement with Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other  requirements. In addition, the legislation generally imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Under recently issued IRS guidance, these rules generally would apply to payments of dividends on the Preferred Shares made after December 31, 2013, and payments of gross proceeds from a disposition of the Preferred Shares made after December 31, 2014. Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING

Treasury is offering the Preferred Shares through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O’Neill & Partners, L.P., as representatives of the several underwriters. The terms and conditions set forth in the underwriting agreement, dated                 , govern the sale and purchase of the Preferred Shares. Each underwriter named below has severally agreed to purchase from Treasury, and Treasury has agreed to sell to such underwriter, the number of Preferred Shares set forth opposite the name of each underwriter below at the public offering price less the underwriting discounts set forth on the cover page of this preliminary prospectus supplement.

Underwriter	Number of Preferred Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Sandler O’Neill & Partners, L.P
Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the Preferred Shares offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Preferred Shares that Treasury determines to sell, if any are purchased. The number of Preferred Shares that Treasury may determine to sell will depend, in part, upon the success of the auction process. See “Auction Process — The Auction Process — Pricing and Allocation.”

The underwriters plan to offer the Preferred Shares for sale pursuant to the auction process described above under “Auction Process.” Preferred Shares sold by the underwriters to the public will be sold at the clearing price determined through that auction process plus accrued dividends thereon. During the auction period, bids may be placed for Preferred Shares at any price in increments of $0.01. The offering of the Preferred Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. As described under “Auction Process,” Treasury may decide not to sell any Preferred Shares in the auction process, regardless of the clearing price set in the auction process.

The underwriters are committed to purchase and pay for all such Preferred Shares, if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated.  The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

The following table shows the per share and total underwriting discounts and commissions that the underwriters will receive and the proceeds Treasury will receive.

Preferred Stock	Per Share	Total
Price to public(1)	$	$
Underwriting discounts and commissions to be paid by Treasury(2)
Proceeds to Treasury(1)
(1)	Plus accrued dividends from and including August 15, 2012.

(2)
Treasury has agreed to pay all underwriting discounts and commissions and transfer taxes.  We have agreed to pay all transaction fees, if any, applicable to the sale of the Preferred Shares and certain fees and disbursements of counsel for Treasury incurred in connection with this offering.

We estimate that the total expenses of this offering, other than the underwriting discounts and commissions and transfer taxes, if any, will be approximately $136,375.20 and are payable by us.

Restriction on Sales of Securities

We and Treasury have agreed, for the period beginning on and including the date of this preliminary prospectus supplement through and including the date that is 30 days after the date of this preliminary prospectus supplement, that we will not, without the prior written consent of the representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of preferred stock or any securities convertible into, or exercisable or exchangeable, for preferred stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of preferred stock.

The restrictions described in the immediately preceding paragraph will not apply to sales by Treasury of any of our Preferred Shares back to us.  The underwriters may, in their sole discretion and at any time and from time to time, without notice, release all or any portion of the Preferred Shares and other securities from the foregoing restrictions.

Indemnity

We have agreed to indemnify Treasury and the underwriters and persons who control the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions.

Stabilizing transactions permit bids to purchase Preferred Shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of Preferred Shares while this offering is in progress.

These stabilizing transactions may have the effect of raising or maintaining the market price of our Preferred Shares or preventing or retarding a decline in the market price of our Preferred Shares. As a result, the price of our Preferred Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Preferred Shares. These transactions may be effected in the open market or otherwise and, if commenced, may be discontinued at any time.

Listing

The Preferred Shares will not be listed for trading on any stock exchange or available for quotation on any national quotation system.

Selling Restrictions

United Kingdom

Each underwriter shall be deemed to have represented, warranted and agreed that:

●
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to our company; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Preferred Shares in, from or otherwise involving the United Kingdom.

This preliminary prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (iii) high net worth companies, unincorporated associations and other persons, falling within Article 49(2)(a) to (d) of the Order or (iv) other persons to whom it may be lawfully communicated in accordance with the Order (all such persons together being referred to as ‘‘relevant persons’’). The Preferred Shares are only available to, and investment activity will only be engaged in with, relevant persons. Any person that is not a relevant person should not act or rely on this preliminary prospectus supplement or the accompanying prospectus or either of their respective contents.

European Economic Area

In relation to each Member State of the European Economic Area (the ‘‘EEA’’) that has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), an offer to the public of any Preferred Shares that are the subject of the offering contemplated in this preliminary prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Preferred Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than ‘‘qualified investors,’’ as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the Preferred Shares shall result in a requirement for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer to the public of any Preferred Shares’’ in relation to the Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Shares to be offered so as to enable an investor to decide to purchase the Preferred Shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression ‘‘2010 PD Amending Directive’’ means Directive 2010/73/EU.

Conflict of Interest; Other Relationships

From time to time, the underwriters and their affiliates have provided, and may continue to provide, investment banking and other financial advisory services to us in the ordinary course of their businesses, and have received, and may continue to receive, compensation for such services.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the Preferred Shares offered by this preliminary prospectus supplement and certain other legal matters will be passed upon for us by Husch Blackwell LLP.  The underwriters are represented by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 have been incorporated by reference in this preliminary prospectus supplement and the accompanying prospectus in reliance upon the report of BKD, LLP, registered independent public accountants, incorporated by reference herein and therein and upon the authority of said firm as experts in accounting and auditing.

The information in this preliminary prospectus is not complete and may be changed.  Neither we nor the selling shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 21, 2012

PRELIMINARY PROSPECTUS

12,000 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A Liquidation Preference Amount $1,000 Per Share

GUARANTY FEDERAL BANCSHARES, INC.

This prospectus relates to the potential resale from time to time by the United States Department of the Treasury (“Treasury”) of some or all of the 12,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share (the “Preferred Shares”), liquidation preference amount $1,000 per share.  We issued the Preferred Shares to Treasury on January 30, 2009 as part of Treasury’s Troubled Asset Relief Program Capital Purchase Program (the “CPP”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury.

Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15.  The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us.  We may redeem the Preferred Shares at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for cash, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends to but excluding the date of redemption.

The Preferred Shares will not be listed for trading on any stock exchange or available for quotation on any national quotation system.

Investing in the Preferred Shares involves risks.  You should read the “Risk Factors” section beginning on page 5 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011 before making a decision to invest in the Preferred Shares.

NONE OF THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”), THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM (THE “FEDERAL RESERVE”), ANY STATE OR OTHER SECURITIES COMMISSION OR ANY OTHER FEDERAL OR STATE BANK REGULATORY AGENCY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE PREFERRED SHARES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK, THRIFT OR OTHER DEPOSITARY INSTITUTION AND ARE NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

The date of this prospectus is                    , 2012.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS	i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	i
WHERE YOU CAN FIND MORE INFORMATION	ii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	5
USE OF PROCEEDS	11
DESCRIPTION OF PREFERRED SHARES	12
SELLING SHAREHOLDER	16
U.S. FEDERAL INCOME TAX CONSEQUENCES	18
PLAN OF DISTRIBUTION	23
LEGAL MATTERS	26
EXPERTS	26

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, Treasury may, from time to time, offer and sell, in one or more offerings, the securities in this prospectus.

We will provide a prospectus supplement containing specific information about the terms of each particular offering by Treasury. The prospectus supplement may also add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under “Where You Can Find More Information” for more information.

In this prospectus, we frequently use the terms “we,” “our” and “us” to refer to Guaranty Federal Bancshares, Inc. (the “Company”) and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  When used in this prospectus, words such as “anticipates,” “estimates,” “believes,” “expects,” and similar expressions are intended to identify such forward-looking statements but are not the exclusive means of identifying such statements.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions, that are subject to change based on various important factors (some of which are beyond the Company’s control).  The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rates, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the success of the Company in gaining regulatory approval of its products and services, when required; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; acquisitions; changes in consumer spending and saving habits; the success of the Company at managing the risks resulting from these factors; and other factors set forth in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  For further information about these and other risks, uncertainties and factors, please review the disclosure under the heading “Risk Factors” beginning on page 5 of this prospectus and the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011.

The Company cautions that the listed factors are not exclusive.  The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.gbankmo.com. However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in this prospectus.  Written requests for copies of the documents we file with the SEC should be directed to Lorene Thomas, Secretary, Guaranty Federal Bancshares, Inc., 1341 W. Battlefield St., Springfield, MO 65807-4181.

This prospectus is part of a registration statement on Form S-1 (the “Registration Statement”) filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the Registration Statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete Registration Statement, including exhibits, on Form S-1 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete.  If we have filed any contract or other document as an exhibit to the Registration Statement or any other document incorporated by reference in the Registration Statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents (other than information “furnished” rather than “filed” in accordance with SEC rules):

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•
the Company’s Current Reports on Form 8-K filed on January 26, 2012; February 2, 2012; February 10, 2012; April 20, 2012; May 25, 2012; June 14, 2012; July 19, 2012; August 2, 2012; August 3, 2012; and August 14, 2012; and

•	the Company’s Definitive Proxy Statement related to its 2012 Annual Meeting of Shareholders, as filed with the SEC on April 23, 2012.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to: Lorene Thomas, Secretary, Guaranty Federal Bancshares, Inc., 1341 W. Battlefield St., Springfield, MO 65807-4181, Telephone: (417) 520-4333.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all the information that you need to consider in making your investment decision to purchase the Preferred Shares.  You should carefully read this entire prospectus, as well as the information incorporated by reference herein, before deciding whether to invest in the Preferred Shares.  You should carefully consider the section entitled “Risk Factors” in this prospectus and the documents incorporated by reference herein to determine whether an investment in the Preferred Shares is appropriate for you.

The Company

Guaranty Federal Bancshares, Inc. (the “Company”) is a Delaware-chartered corporation that was formed in September 1997. The Company became a unitary savings and loan holding company for Guaranty Federal Savings Bank, a federal savings bank (the “Bank”) on December 30, 1997, in connection with a plan of conversion and reorganization involving the Bank and its then existing mutual holding company.  The mutual holding company structure had been created in April 1995 at which time more than a majority of the shares of the Bank were issued to the mutual holding company and the remaining shares were sold in a public offering.  In connection with the conversion and reorganization on December 30, 1997, the shares of the Bank held by the mutual holding company were extinguished along with the mutual holding company, and the shares of the Bank held by the public were exchanged for shares of the Company.  All of the shares of the Bank which remained outstanding after the conversion are owned by the Company.

On June 27, 2003, the Bank converted from a federal savings bank to a state-chartered trust company with banking powers in Missouri under Sections 362.105 and 362.106, Chapter 362, RSMo, and the Company became a bank holding company.  On that date, the name of the Bank was changed from Guaranty Federal Savings Bank to Guaranty Bank.  The primary activity of the Company is to oversee its investment in the Bank, and the Company engages in few other activities.  Thus, the Corporation’s principal source of revenue consists of dividends from the Bank.  For these reasons, unless otherwise specified, references to the Company include operations of the Bank.  Further, information in a chart or table based on Bank only data is identical to or immaterially different from information that would be provided on a consolidated basis.  In addition to the Bank, the Company owns Guaranty Statutory Trust I and Guaranty Statutory Trust II, both Delaware statutory trusts.

The Bank’s principal business has been, and continues to be, attracting retail deposits from the general public and investing those deposits, together with funds generated from operations, in commercial real estate loans, multi-family residential mortgage loans, construction loans, permanent one-to four-family residential mortgage loans, business, consumer and other loans.  The Bank also invests in mortgage-backed securities, U.S. Government and federal agency securities and other marketable securities.  The Bank’s revenues are derived principally from interest on its loans and other investments and fees charged for services provided, and gains generated from sales of loans and investment securities, and the Bank’s results of operations are primarily dependent on net interest margin, which is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. The Bank’s primary sources of funds are: deposits; borrowings; amortization and prepayments of loan principal; and amortizations, prepayments and maturities of investment securities.

The Bank is regulated by the Missouri Division of Finance (“MDF”) and its deposits are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”).  Lending activities and other investments must comply with various federal statutory and regulatory requirements.  The Bank is also subject to certain reserve requirements promulgated by the Federal Reserve Bank.  The Bank is a member of the Federal Home Loan Bank of Des Moines (the “FHLB”), which is one of twelve regional Federal Home Loan Banks.

Our principal executive offices are located at 1341 West Battlefield, Springfield, Missouri 65807, and the telephone number is (417) 520-4333. Our website is www.gbankmo.com.  The information on our website does not constitute a part of, and is not incorporated by reference in, this prospectus.

Securities Being Offering

The securities being offered by this prospectus consist of 12,000 shares of our Preferred Shares issued and sold on January 30, 2009 to Treasury pursuant to Treasury’s CPP.  On January 30, 2009, the Company issued and sold 17,000 Preferred Shares, together with a warrant to purchase 459,459 of the Company’s common shares,  to Treasury for an aggregate purchase price of $17,000,000, pursuant to a Letter Agreement incorporating the Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”), dated January 30, 2009, between the Company and Treasury.  On June 13, 2012, the Company entered into a Letter Agreement (the “Repurchase Agreement”) with Treasury, pursuant to which the Company repurchased from Treasury 5,000 shares of the Company’s Preferred Shares, for an aggregate purchase price of approximately $5,019,444, which included a pro rata accrued dividend of approximately $19,444.  Following the consummation of the transactions contemplated in the Repurchase Agreement, Treasury continues to hold 12,000 Preferred Shares of the Company and the Company’s obligations under the Securities Purchase Agreement and as a participant in the CPP continue in effect.   The terms of the Preferred Shares are described under the section entitled “Description of Preferred Shares.”  The Securities Purchase Agreement between us and Treasury was attached as Exhibit 10.1 to our Current Report on Form 8-K filed on February 3, 2009 and is incorporated into this prospectus by reference.  See “Where You Can Find More Information.”

Issuer	Guaranty Federal Bancshares, Inc.

Securities Offered; Offering Process
Up to 12,000 Preferred Shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $0.01 par value per share.  Treasury may offer to sell some or all of the Preferred Shares from time to time directly through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing marketing prices or at negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, Treasury will be responsible for underwriting discounts or commissions or agents’ commissions, if any.

Liquidation Preference
If we liquidate, dissolve or wind up (collectively, a “liquidation”), holders of the Preferred Shares will have the right to receive $1,000 per share, plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to, but not including, the date of payment, before any payments are made to holders of our common stock or any other capital stock that ranks, by its terms, junior as to the rights upon liquidation to the Preferred Shares.

Dividends
Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15.  The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us.

Maturity	The Preferred Shares have no maturity date.

Rank
The Preferred Shares rank (i) senior to common stock or any other capital stock that ranks, by its terms, junior as to dividend rights and/or rights upon liquidation to the Preferred Shares (collectively, the “Junior Stock”), (ii) equally with any shares of our capital stock whose terms do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or rights upon liquidation (collectively, the “Parity Stock”) and (iii) junior to all of our existing and future indebtedness and any future senior securities, in each case as to dividend rights and/or rights upon liquidation.

Priority of Dividends
So long as any of the Preferred Shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.

Redemption
We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to but excluding the date of redemption. We have not applied for and have no present intention to redeem any of the Preferred Shares currently, but if we are able we have a goal of redeeming prior to the scheduled dividend rate increase on February 15, 2014.  Our ability to do so will depend on then present facts and circumstances and the amount of capital we hold or can raise at the holding company level.  In order for us to obtain approval from our applicable regulatory authorities to redeem the Preferred Shares, we would expect that such regulatory authorities would require us to satisfy our capital commitments to them, if any, after giving effect to the redemption of the Preferred Shares so approved.

Voting Rights
Holders of the Preferred Shares generally have no voting rights. However, if we do not pay dividends on the Preferred Shares for six or more quarterly periods, whether or not consecutive, the holders of the Preferred Shares, voting as a single class with the holders of any other Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) on the Preferred Shares are paid in full. There is no limit on the number of nominations and a plurality of eligible voters would determine the election of the two new directors.

In addition, the affirmative vote of the holders of at least 66-2/3% of the outstanding Preferred Shares is required for us to authorize, create or increase the authorized number of shares of our capital stock ranking, as to dividends or amounts payable upon liquidation, senior to the Preferred Shares, to amend, alter or repeal any provision of our charter or the Certificate of Designations for the Preferred Shares in a manner that adversely affects the rights of the holders of the Preferred Shares or to consummate a binding share exchange or reclassification of the Preferred Shares or a merger or consolidation of us with another entity unless (a) the Preferred Shares remain outstanding or are converted into or exchanged for preference shares of the surviving entity or its ultimate parent and (b) the Preferred Shares remain outstanding or such preference shares have such terms that are not materially less favorable, taken as a whole, than the rights of the Preferred Shares immediately prior to such transaction, taken as a whole.

Use of Proceeds	We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury. See “Use of Proceeds.”

Listing	The Preferred Shares will not be listed for trading on any stock exchange nor will they be available for quotation on any national quotation system.

Risk Factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before making a decision to invest in the Preferred Shares.

RISK FACTORS

An investment in our Preferred Shares is subject to risks inherent in our business and risks relating to the structure of the Preferred Shares. The material risks and uncertainties that management believes affect your investment in the Preferred Shares are described below and in our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein. Before making an investment decision, you should carefully consider the risks and uncertainties described below and information included or incorporated by reference in this prospectus.  If any of these risks or uncertainties are realized, our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects, as well as our ability to pay dividends on the Preferred Shares, could be materially and adversely affected and the market price of the Preferred Shares could decline significantly and you could lose some or all of your investment.

Risk Factors Related to our Business

The Company could experience an increase in loan losses, which would reduce the Company’s earnings.

As the nation slowly continues to recover from the economic downturn, real estate prices remain under pressure in the Company’s market. Furthermore, elevated levels of unemployment have made it difficult for many consumers to meet their monthly obligations. As a lender, we are exposed to the risk that our customers will be unable to repay their loans according to their terms and that any collateral securing the payment of their loans may not be sufficient to assure repayment. Credit losses are inherent in the business of making loans and our industry has seen above average loan loss levels for approximately 48 months. While the Company believes that its loan underwriting standards have been and remain sound, the Company has experienced an increase in charge offs and non-performing loans. To the extent charge offs exceed our financial models, increased amounts charged to the provision for loan losses would reduce net income.

Rapidly changing interest rate environments could reduce our net interest margin, net interest income, fee income and net income.

Interest and fees on loans and securities, net of interest paid on deposits and borrowings, are a large part of our net income. Interest rates are the key drivers of the Company’s net interest margin and are subject to many factors beyond the control of management. As interest rates change, net interest income is affected. Rapid increases in interest rates in the future could result in interest expense increasing faster than interest income because of mismatches in the maturities of the Company’s assets and liabilities. Furthermore, substantially higher rates generally reduce loan demand and may result in slower loan growth. Decreases or increases in interest rates could have a negative effect on the spreads between interest rates earned on assets and the rates of interest paid on liabilities, and therefore decrease net interest income.

Liquidity needs could adversely affect the Company’s results of operations and financial condition.

The Bank’s primary source of funds is customer deposits and cash flows from investment instruments and loan repayments. While scheduled loan repayments are a relatively stable source, they are subject to the ability of the borrowers to repay their loans. The ability of the borrowers to repay their loans can be adversely affected by a number of factors, including changes in the economic conditions, adverse trends or events affecting the business environment, natural disasters and various other factors. Cash flows from the investment portfolio may be affected by changes in interest rates, resulting in excessive levels of cash flow during periods of declining interest rates and lower levels of cash flow during periods of rising interest rates. Deposit levels may be affected by a number of factors, including both the national market and local competitive interest rate environment, local and national economic conditions, natural disasters and other various events. Accordingly, the Company may be required from time to time to rely on secondary sources of liquidity to meet withdrawal demands or otherwise fund operations. Such sources include the FHLB advances, brokered deposits and federal funds lines of credit from correspondent banks.

The Company may also pledge investments as collateral to borrow money from third parties. In certain cases, the Company may sell investment instruments for sizable losses to meet liquidity needs, reducing net income. While the Company believes that these sources are currently adequate, there can be no assurance they will be sufficient to meet future liquidity needs.

Our future success is dependent on our ability to compete effectively in the highly competitive banking industry.

We face competition in attracting and retaining deposits, making loans, and providing other financial services throughout our market area. Our competitors include other community banks, regional and super-regional banking institutions, national banking institutions, and a wide range of other financial institutions such as credit unions, government-sponsored enterprises, mutual fund companies, insurance companies, brokerage companies, and other non-bank businesses. Many of these competitors have substantially greater resources than the Company.

Inability to hire or retain certain key professionals, management and staff could adversely affect our revenues and net income.

We rely on key personnel to manage and operate our business, including major revenue generating functions such as our loan and deposit portfolios. The loss of key staff may adversely affect our ability to maintain and manage these portfolios effectively, which could negatively affect our revenues. In addition, loss of key personnel could result in increased recruiting, hiring, and training expenses, resulting in lower net income.

The Company is subject to extensive regulation that can limit or restrict its activities.

The Company operates in a highly regulated industry and is subject to examination, supervision, and comprehensive regulation by various agencies, including the Federal Reserve, the MDF and FDIC. The Company’s regulatory compliance is costly.

The Company is also subject to capitalization guidelines established by its regulators, which require it and the Bank to maintain adequate capital to support its and the Bank’s growth.

The laws and regulations applicable to the banking industry could change at any time, and the Company cannot predict the effects of these changes on its business. To the extent activities of the Company and/or the Bank are restricted or limited by regulation or regulators’ supervisory authority, the Company’s future profitability may be adversely affected.

The Sarbanes-Oxley Act of 2002, and the related rules and regulations promulgated by the Securities and Exchange Commission and NASDAQ Global Market that are now and will be applicable to the Company, have increased the scope, complexity, and cost of corporate governance, reporting and disclosure practices. As a result, the Company has experienced, and may continue to experience, greater compliance cost.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010 and, although it became generally effective in July 2010, many of its provisions have extended implementation periods and delayed effective dates and will require extensive rulemaking by regulatory authorities. The Dodd-Frank Act, including future rules implementing its provisions and the interpretation of those rules, could result in a number of adverse impacts. The levels of capital and liquidity with which the Company must operate may be subject to more stringent capital requirements. In addition, the Company may be subjected to higher deposit insurance premiums to the FDIC. The Company may also be subject to additional regulations under the newly established Bureau of Consumer Financial Protection which was given broad authority to implement new consumer protection regulations. These and other provisions of the Dodd-Frank Act may place significant additional costs on the Company, impede its growth opportunities and place it at a competitive disadvantage.

In December 2010, the Basel Committee on Banking Supervision, an international forum for cooperation on banking supervisory matters, announced the “Basel III” capital rules, which set new capital requirements for banking organizations.  On June 7, 2012, the Federal Reserve Board requested comment on three proposed rules that, taken together, would establish an integrated regulatory capital framework implementing the Basel III regulatory capital reforms in the United States.  As proposed, the U.S. implementation of Basel III would lead to significantly higher capital requirements and more restrictive leverage and liquidity ratios than those currently in place.  Once adopted, these new capital requirements would be phased in over time.  Additionally, the U.S. implementation of Basel III contemplates that, for banking organizations with less than $15 billion in assets, the ability to treat trust preferred securities as tier 1 capital would be phased out over a ten-year period.  The ultimate impact of the U.S. implementation of the new capital and liquidity standards on the Company and the Bank is currently being reviewed.  At this point we cannot determine the ultimate effect that any final regulations, if enacted, would have upon our earnings or financial position.  In addition, important questions remain as to how the numerous capital and liquidity mandates of the Dodd–Frank Act will be integrated with the requirements of Basel III.

Management’s analysis of the necessary funding for the allowance for loan loss account may be incorrect or may suddenly change resulting in lower earnings.

The funding of the allowance for loan loss account is the most significant estimate made by management in its financial reporting to shareholders and regulators. If negative changes to the performance of the Company’s loan portfolio were to occur, management may find it necessary or be required to fund the allowance for loan loss account through additional charges to the Company’s provision for loan loss expense. These changes may occur suddenly and be dramatic in nature. These changes are likely to affect the Company’s financial performance, capital levels and stock price.

The Preferred Shares impacts net income available to our common shareholders and earnings per common share, and the warrant we issued to Treasury may be dilutive to holders of our common stock.

The dividends declared on the Preferred Shares reduce the net income available to common shareholders and our earnings per common share. The Preferred Shares also receive preferential treatment in the event of liquidation, dissolution or winding up of the Company.  Additionally, the ownership interest of the existing holders of our common stock will be diluted to the extent the warrant to purchase common stock we issued to Treasury in conjunction with the sale to Treasury of the Preferred Shares is exercised.

Our compensation expense may increase substantially after Treasury’s sale of the Preferred Shares.

As a result of our participation in the CPP, among other things, we are subject to Treasury’s current standards for executive compensation and corporate governance for the period during which Treasury holds any of our Preferred Shares.  These standards were most recently set forth in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance, published June 15, 2009.  If Treasury no longer owns any of the Preferred Shares, these executive compensation and corporate governance standards will no longer be applicable and our compensation expense for our executive officers and other senior employees may increase substantially.

Risk Factors Related to an Investment in the Preferred Shares

The Preferred Shares are equity and are subordinated to all of our existing and future indebtedness; we are highly dependent on dividends and other amounts from our subsidiaries in order to pay dividends on, and redeem at our option, the Preferred Shares, which are subject to various prohibitions and other restrictions; and the Preferred Shares place no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

The Preferred Shares are equity interests in the Company and do not constitute indebtedness. As such, the Preferred Shares, like our common stock, rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of perpetual preferred stock like the Preferred Shares, there is no stated maturity date (although the Preferred Shares are subject to redemption at our option) and dividends are payable only if, when and as authorized and declared by our board of directors and depend on, among other matters, our historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors our board of directors deems relevant at the time.

If in the future (a) an event of default occurs or is continuing under the indentures for our subordinated debentures or (b) we give notice of our election to defer payments of interest on our subordinated debentures, or such a deferral has occurred and is continuing, then we may not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock (including the Preferred Shares).

The Preferred Shares are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.  Furthermore, the Company is a legal entity that is separate and distinct from its subsidiaries, and its subsidiaries have no obligation, contingent or otherwise, to make any payments in respect of the Preferred Shares or to make funds available therefor.  Because the Company is a holding company that maintains only limited cash at that level, its ability to pay dividends on, and redeem at its option, the Preferred Shares will be highly dependent upon the receipt of dividends, fees and other amounts from its single depository institution subsidiary, the Bank, which, in turn, will be highly dependent upon its historical and projected results of operations, liquidity, cash flows and financial condition.  In addition, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon their respective liquidation or reorganization will be subject to the prior claims of the creditors (including any depositors) and preferred equity holders of the applicable subsidiary, except to the extent that the Company is a creditor, and is recognized as a creditor, of such subsidiary.  Accordingly, the holders of the Preferred Shares will be structurally subordinated to all existing and future obligations and preferred equity of the Company’s subsidiaries.

There are also various legal and regulatory prohibitions and other restrictions on the ability of the Bank to pay dividends, extend credit or otherwise transfer funds to the Company or affiliates.  Such dividend payments are subject to regulatory tests, generally based on current and retained earnings of the Bank and other factors, and, may require regulatory approval in the future.  The Bank currently has the ability to pay dividends to the Company without regulatory approval of up to an amount that would not cause the Bank to be classified below the FDIC capital tier of well capitalized.  Dividend payments to the Company from the Bank may also be prohibited if such payments would impair the capital of the Bank and in certain other cases.  In addition, regulatory rules limit the aggregate amount of a depository institution’s loans to, and investments in, any single affiliate in varying thresholds and may prevent the Company from borrowing from the Bank and require any permitted borrowings to be collateralized.

The Company also is subject to various legal and regulatory policies and requirements impacting the Company’s ability to pay accrued or future dividends on, or redeem, the Preferred Shares.  Under the Federal Reserve’s capital regulations, in order to ensure Tier 1 capital treatment for the Preferred Shares, the Company’s redemption of any of the Preferred Shares is subject to prior regulatory approval.  The Federal Reserve also may require the Company to consult with it prior to increasing dividends.  In addition, as a matter of policy, the Federal Reserve may restrict or prohibit the payment of dividends if (i) the Company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the Company’s prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; (iii) the Company will not meet, or is in danger of not meeting, its minimum regulatory capital ratios; or (iv) the Federal Reserve otherwise determines that the payment of dividends would constitute an unsafe or unsound practice.  Recent and future regulatory developments may result in additional restrictions on the Company’s ability to pay dividends.

In addition, the terms of the Preferred Shares do not limit the amount of debt or other obligations we or the Bank may incur in the future. Accordingly, we and the Bank may incur substantial amounts of additional debt and other obligations that will rank senior to the Preferred Shares or to which the Preferred Shares will be structurally subordinated.

An active trading market for the Preferred Shares may not develop or be maintained.

The Preferred Shares are not currently listed on any securities exchange or available for quotation on any national quotation system, and we do not plan to list, or make available for quotation, the Preferred Shares in the future. There can be no assurance that an active trading market for the Preferred Shares will develop or, if developed, will be maintained. If an active market is not developed and maintained, the market value and liquidity of the Preferred Shares may be materially and adversely affected.

The Preferred Shares may be junior in rights and preferences to our future preferred stock.

Subject to approval by the holders of at least 66 2/3% of the Preferred Shares then outstanding, voting as a separate class, we may issue preferred stock in the future the terms of which are expressly senior to the Preferred Shares. The terms of any such future preferred stock expressly senior to the Preferred Shares may prohibit or otherwise restrict dividend payments on the Preferred Shares. For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the Preferred Shares have been paid for the relevant periods, no dividends will be paid on the Preferred Shares, and no Preferred Shares may be repurchased, redeemed, or otherwise acquired by us. In addition, in the event of our liquidation, dissolution or winding-up, the terms of any such senior preferred stock would likely prohibit us from making any payments on the Preferred Shares until all amounts due to holders of such senior preferred stock are paid in full.

Holders of the Preferred Shares have limited voting rights.

Unless and until we are in arrears on our dividend payments on the Preferred Shares for six quarterly periods, whether or not consecutive, the holders of the Preferred Shares will have no voting rights except with respect to certain fundamental changes in the terms of the Preferred Shares and certain other matters and except as may be required by applicable law. If dividends on the Preferred Shares are not paid in full for six quarterly periods, whether or not consecutive, the total number of positions on the Company’s board of directors will automatically increase by two and the holders of the Preferred Shares, acting as a class with any other shares of our preferred stock with parity voting rights to the Preferred Shares, will have the right to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid in full all accrued and unpaid dividends for all past dividend periods. See “Description of Preferred Shares—Voting Rights” in this prospectus.

We are subject to extensive regulation, and ownership of the Preferred Shares may have regulatory implications for holders thereof.

We are subject to extensive federal and state banking laws, including the Bank Holding Company Act of 1956, as amended (the “BHCA”), and federal and state banking regulations, that impact the rights and obligations of owners of the Preferred Shares, including, for example, our ability to declare and pay dividends on, and to redeem, the Preferred Shares.  Although the Company does not believe the Preferred Shares are considered “voting securities” currently, if they were to become voting securities for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% or more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, if the Preferred Shares become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Preferred Shares.  A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. As of June 30, 2012, the Preferred Shares constituted approximately 23% of our total equity.  Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

If we redeem the Preferred Shares, you may be unable to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return.

We have the right to redeem the Preferred Shares, in whole or in part, at our option at any time, subject to prior regulatory approval.  If we choose to redeem the Preferred Shares in part, we have been informed by DTC that it is their current practice to determine by lot the amount of the interest of each direct participant (through which beneficial owners hold their interest) to be redeemed.  If we choose to redeem the Preferred Shares, we are likely to do so if we are able to obtain a lower cost of capital.  If prevailing interest rates are relatively low if or when we choose to redeem the Preferred Shares, you generally will not be able to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return. Furthermore, if we redeem the Preferred Shares in part, the liquidity of the outstanding Preferred Shares may be limited.

If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially and could have a material adverse effect on our liquidity and cash flows.

We have the right to redeem the Preferred Shares, in whole or in part, at our option at any time.  If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% per annum to 9.0% per annum, which could have a material adverse effect on our liquidity and cash flows.  See “Description of Preferred Shares—Redemption and Repurchases” in this prospectus.  Any redemption by us of the Preferred Shares would require prior regulatory approval from the Federal Reserve.  We have not applied for such regulatory approval and have no present intention to redeem any of the Preferred Shares in the near future; however, if in the future we determine we are able to redeem the Preferred Shares, it is our intent to redeem before February 15, 2014 prior to the dividend rate increase to 9.0% per annum.  If we determine we are able to redeem any of the Preferred Shares, we may seek such approval and, if such approval is obtained (as to which no assurance can be given), redeem part or all or the Preferred Shares for cash.  Our ability to do so will depend on then present facts and circumstances and the amount of capital we hold or can raise at the holding company level.

Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of Preferred Shares may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress.  The FTCA bars claims for fraud or misrepresentation.  At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws.  In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof.    Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus, the Registration Statement of which this prospectus or the documents incorporated by reference in this prospectus are a part or resulting from any other act or omission in connection with the offering of the Preferred Shares by Treasury would likely be barred.

USE OF PROCEEDS

The Preferred Shares offered by this prospectus are being sold for the account of Treasury.  Any proceeds from the sale of these Preferred Shares will be received by Treasury for its own account, and we will not receive any proceeds from the sale of any Preferred Shares offered by this prospectus.

DESCRIPTION OF PREFERRED SHARES

This section summarizes specific terms and provisions of the Preferred Shares. The description of the Preferred Shares contained in this section is qualified in its entirety by the actual terms of the Preferred Shares, as are stated in the Certificate of Designation for the Preferred Shares, a copy of which was attached as Exhibit 3.1 to our Current Report on Form 8-K filed on February 3, 2009 and incorporated by reference into this prospectus.  See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

General.  The Preferred Shares constitutes a single series of our perpetual, cumulative preferred stock, consisting of 12,000 shares, par value $0.01 per share, having a liquidation preference amount of $1,000 per share.  The Preferred Shares have no maturity date.  We issued the Preferred Shares to Treasury on January 30, 2009 in connection with the CPP for an aggregate purchase price of $17.0 million in a private placement exempt from the registration requirements of the Securities Act.  On June 13, 2012, the Company entered into a Letter Agreement (the “Repurchase Agreement”) with Treasury, pursuant to which the Company repurchased from Treasury 5,000 shares of the Company’s Preferred Shares, for an aggregate purchase price of approximately $5,019,444, which included a pro rata accrued dividend of approximately $19,444.  Following the consummation of the Repurchase Agreement, Treasury continues to hold 12,000 Preferred Shares of the Company and the Company’s obligations under the Securities Purchase Agreement and as a participant in the CPP continue in effect.

Dividends. Dividends on the Preferred Shares are payable quarterly in arrears, when, as and if authorized and declared by our Board of Directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 5% per annum from January 30, 2009 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014).  Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.  Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date.  Each period from and including a dividend payment date (or the date of the issuance of the Preferred Shares) to but excluding the following dividend payment date is referred to as a “dividend period.”  Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months.  If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend.  The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Dividends on the Preferred Shares will be cumulative.  If for any reason our Board of Directors does not declare a dividend on the Preferred Shares for a particular dividend period, or if our Board of Directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are not obligated to pay holders of the Preferred Shares any dividend in excess of the dividends on the Preferred Shares that are payable as described above. There is no sinking fund with respect to dividends on the Preferred Shares.

Priority of Dividends.  So long as the Preferred Shares remains outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.  We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the Preferred Shares, the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.  We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Preferred Shares will be entitled to receive for each share of Preferred Shares, out of the assets of the Company or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Preferred Shares, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Preferred Shares (including dividends accrued on any unpaid dividends).  To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Preferred Shares and the holders of any other class or series of our stock ranking equally with the Preferred Shares, the holders of the Preferred Shares and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Preferred Shares, neither a merger nor consolidation of the Company with another entity including a merger or consolidation in which the holders of Preferred Shares receive cash, securities or other property for their shares nor a sale, lease or exchange of all or substantially all of the Company’s assets will constitute a liquidation, dissolution or winding up of the affairs of the Company.

Redemption and Repurchases. Subject to the prior approval of the appropriate federal banking agency, the Preferred Shares are redeemable at our option in whole or in part at a redemption price equal to 100% of the liquidation preference amount of $1,000 per share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Preferred Shares by first class mail, not less than 30 days and not more than 60 days before the date of redemption.  Each notice of redemption given to a holder of Preferred Shares must state:  (i) the redemption date; (ii) the number of Preferred Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.  In the case of a partial redemption of the Preferred Shares, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

The Securities Purchase Agreement between us and Treasury provides that so long as Treasury continues to own any Preferred Shares, we may not repurchase any Preferred Shares from any other holder of such shares unless we offer to repurchase a ratable portion of the Preferred Shares then held by Treasury on the same terms and conditions.

Preferred Shares that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Preferred Shares.

We have not applied for and have no present intention to redeem any of the Preferred Shares currently, but if we are able, we have a goal of redeeming prior to the scheduled dividend rate increase on February 15, 2014.  Our ability to do so will depend on then present facts and circumstances and the amount of capital we hold or can raise at the holding company level.  In order for us to obtain approval from our applicable regulatory authorities to redeem the Preferred Shares, we would expect that such regulatory authorities would require us to satisfy our capital commitments to them, if any, after giving effect to the redemption of the Preferred Shares so approved.

No Conversion Rights.  Holders of the Preferred Shares have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights.  The holders of the Preferred Shares do not have voting rights other than those described below, except to the extent specifically required by Delaware law.

Whenever dividends have not been paid on the Preferred Shares for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of the Company will automatically increase by two and the holders of the Preferred Shares will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a single class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends (including dividends accrued on any unpaid dividend) for all past dividend periods on all outstanding Preferred Shares have been paid in full at which time this right will terminate with respect to the Preferred Shares, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Preferred Shares.

There is no limit on the number of nominations and a plurality of eligible voters would determine the election of the Preferred Directors. No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.  Upon any termination of the right of the holders of the Preferred Shares and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Preferred Shares and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding Preferred Shares voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Preferred Shares are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends”) upon which voting rights similar to those of the Preferred Shares have been conferred and are exercisable with respect to such matter.  We currently have no outstanding shares of Voting Parity Stock.

Although the Company does not believe the Preferred Shares are considered “voting securities” currently, if they were to become “voting securities” for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA.  In addition, if the Preferred Shares become “voting securities”, then (a) any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the Preferred Shares.  A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock.  Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

In addition to any other vote or consent required by Delaware law or by our Restated Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Shares, voting as a separate class, is required in order to do the following:

•
amend or alter our Restated Certificate of Incorporation or the Certificate of Designations for the Preferred Shares to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•
amend, alter or repeal our Restated Certificate of Incorporation or the Certificate of Designations for the Preferred Shares in a way that adversely affects the rights, preferences, privileges or voting powers of the Preferred Shares; or

•
consummate a binding share exchange or reclassification involving the Preferred Shares or a merger or consolidation of the Company with another entity, unless (i) the Preferred Shares remain outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the Preferred Shares remaining outstanding or such preference securities, have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Preferred Shares immediately prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, including authorized Preferred Shares necessary to satisfy preemptive or similar rights granted by us to other persons prior to January 30, 2009 and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Preferred Shares with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Preferred Shares and will not require the vote or consent of the holders of the Preferred Shares.

To the extent holders of the Preferred Shares are entitled to vote, holders of Preferred Shares will be entitled to one vote for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Preferred Shares would otherwise be required, all outstanding Preferred Shares have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Preferred Shares to effect the redemption.

SELLING SHAREHOLDER

The table below sets forth information concerning the resale of the Preferred Shares by Treasury. We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury. Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Other than through its role as a regulator and the acquisition of the Preferred Shares, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Treasury acquired the Preferred Shares as part of the Troubled Asset Relief Program, which was established pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”). EESA was enacted into law on October 3, 2008 to restore confidence and stabilize the volatility in the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other.

The following description was provided by Treasury and is derived from the website of Treasury. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus, or any other act or omission in connection with the offering to which this prospectus, likely would be barred. In addition, Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus are a part or resulting from any other act or omission in connection with the offering to which this prospectus relates likely would be barred.  See “Risk Factors – Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of Preferred Shares may be limited.”

The table below sets forth information with respect to the number of Preferred Shares beneficially owned by Treasury as of July 31, 2012. The percentages below are calculated based on 12,000 Preferred Shares issued and outstanding as of July 31, 2012.

	Beneficial Ownership(1)(2)
Name and Address of Beneficial Owner	Number of Preferred Shares Beneficially Owned	Percent
United States Department of the Treasury 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220	12,000 shares	100%

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any Preferred Shares over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days.

(2)	Treasury also owns a warrant to purchase 459,459 of the shares of our common stock.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Preferred Shares. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Treasury regulations and judicial and administrative authority, all of which are subject to differing interpretations or change, possibly with retroactive effect. This summary is limited to investors who will hold the Preferred Shares as capital assets and does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances. This discussion does not address the tax consequences to investors who are subject to special tax rules, such as banks and other financial institutions, insurance companies, governments and governmental entities, broker-dealers, partnerships and their partners, tax-exempt organizations, investors that will hold the Preferred Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes, U.S. expatriates, or U.S. holders that have a functional currency that is not the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any alternative minimum tax consequences or any state, local or non-U.S. tax consequences. Each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of the purchase, ownership, and disposition of the Preferred Shares.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of the Preferred Shares and you are for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. You are a “non-U.S. holder” if you are a beneficial owner of the Preferred Shares that is an individual, corporation, estate or trust that is not a U.S. holder.

If a partnership (including any other entity treated as a partnership for U.S. federal income tax purposes) is a holder of the Preferred Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Preferred Shares, you should consult your own tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of the Preferred Shares.

U.S. Holders

Distributions on the Preferred Shares. In general, if distributions are made with respect to the Preferred Shares, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits is treated first as a nontaxable return of capital reducing your tax basis in the Preferred Shares. Any amount in excess of your tax basis is treated as capital gain, the tax treatment of which is discussed below under “Sale or Redemptions of the Preferred Shares.”

Dividends received by individual holders of the Preferred Shares will generally be subject to a reduced maximum tax rate of 15% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends that are paid to individual stockholders with respect to Preferred Shares that are held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Preferred Shares become ex-dividend. Furthermore, the rate reduction does not apply to dividends received to the extent that an individual holder elects to treat the dividends as “investment income” for purposes of determining the holder’s limit for the deduction of investment interest under Section 163(d) of the Code. The 15% dividend rate is scheduled to expire December 31, 2012, at which time the rate will revert back to ordinary income rates previously in effect and applicable to dividends unless the Code is amended to provide for a different rate. In addition, under the Health Care and Education Reconciliation Act of 2010, dividends received after December 31, 2012 by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. You should consult your own tax advisors regarding the implications of these rules in light of your particular circumstances.

Dividends received by corporate holders of the Preferred Shares may be eligible for a dividends received deduction equal to 70% of the amount of the distribution, subject to applicable limitations, including limitations related to “debt financed portfolio stock” under Section 246A of the Code and to the holding period requirements of Section 246 of the Code. In addition, any amount received by a corporate holder that is treated as a dividend may, depending on the circumstances, constitute an “extraordinary dividend” subject to the provisions of Section 1059 of the Code (except as may otherwise be provided in Treasury regulations yet to be promulgated). Under Section 1059, a corporate holder that has held shares for two years or less before the dividend announcement date generally must reduce the tax basis of all of the holder’s shares (but not below zero) by the “non-taxed portion” of any “extraordinary dividend” and, if the non-taxed portion exceeds the holder’s tax basis for the shares, must treat any excess as gain from the sale or exchange of the shares in the year the payment is received. Individual holders of Preferred Shares that receive any “extraordinary dividends” that are treated as “qualified dividend income” (as discussed above) will be required to treat any losses on the sale of such Preferred Shares as long-term capital losses to the extent of such dividends. We strongly encourage you to consult your own tax advisor regarding the extent, if any, to which these provisions may apply to you in light of your particular facts and circumstances.

Sale or Redemption of the Preferred Shares. On the sale or exchange of the Preferred Shares to a party other than us, you generally will realize capital gain or loss in an amount equal to the difference between (a) the amount of cash and the fair market value of any property you receive on the sale and (b) your tax basis in the Preferred Shares. We strongly encourage you to consult your own tax advisors regarding applicable rates, holding periods and netting rules for capital gains and losses in light of your particular facts and circumstances. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

On the redemption of Preferred Shares by us, your surrender of the Preferred Shares for the redemption proceeds will be treated either as a payment received upon sale or exchange of the Preferred Shares or as a distribution with respect to all of your equity interests in us. Resolution of this issue will turn on the application of Section 302 of the Code to your individual facts and circumstances.

The redemption will be treated as gain or loss from the sale or exchange of Preferred Shares (as discussed above) if:

•	the redemption is “substantially disproportionate” with respect to you within the meaning of Section 302(b)(2) of the Code;

•	your interest in the Preferred Shares and any other equity interest in us is completely terminated (within the meaning of Section 302(b)(3) of the Code) as a result of such redemption; or

•
the redemption is “not essentially equivalent to a dividend” (within the meaning of Section 302(b)(1) of the Code). In general, redemption proceeds are “not essentially equivalent to a dividend” if the redemption results in a “meaningful reduction” of your interest in the issuer.

In determining whether any of these tests has been met, you must take into account not only the Preferred Shares and other equity interests in us that you actually own, but also shares and other equity interests that you constructively own within the meaning of Section 318 of the Code.

If none of the above tests giving rise to sale or exchange treatment is satisfied, then a payment made in redemption of the Preferred Shares will be treated as a distribution that is subject to the tax treatment described above under “Distributions on the Preferred Shares.” The amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the Preferred Shares. Your tax basis in the redeemed Preferred Shares should be transferred to your remaining Preferred Shares. If, however, you have no remaining Preferred Shares, your basis could be lost.

Any redemption proceeds that are attributable to any declared but unpaid dividends on the Preferred Shares will generally be subject to the rules described above under “U.S. Holders—Distributions on the Preferred Shares.”

We strongly encourage you to consult your own tax advisor regarding: (a) whether a redemption payment will qualify for sale or exchange treatment under Section 302 of the Code or, alternatively, will be characterized as a distribution; and (b) the resulting tax consequences to you in light of your individual facts and circumstances.

Information Reporting and Backup Withholding. Information reporting will generally apply to noncorporate U.S. holders with respect to payments of dividends on the Preferred Shares and to certain payments of proceeds on the sale or other disposition of the Preferred Shares. Certain noncorporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Preferred Shares and certain payments of proceeds on the sale or other disposition of the Preferred Shares unless the beneficial owner of the Preferred Shares furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service (the “IRS”).

Non-U.S. Holders

Distributions on the Preferred Shares. Distributions treated as dividends as described above under “U.S. Holders—Distributions on the Preferred Shares” paid to a non-U.S. holder of the Preferred Shares will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, distributions that are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such distributions are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

For purposes of obtaining a reduced rate of withholding under an income tax treaty or an exemption from withholding for dividends effectively connected to a U.S. trade or business, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax benefits. A non-U.S. holder can generally meet the certification requirements by providing a properly executed IRS Form W-8BEN (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form.

Sale or Redemption of the Preferred Shares. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption (except as discussed below) or other disposition of the Preferred Shares except for (1) certain non-resident alien individuals that are present in the United States for 183 or more days in the taxable year of the sale or disposition, (2) gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (3) non-U.S. holders that are subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (4) gain if we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

We would not be treated as a “United States real property holding corporation” if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in a capacity as a creditor. To the extent that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and a non-U.S. holder was not eligible for a treaty exemption, any gain on the sale of our Preferred Shares would be treated as effectively connected with a trade or business within the United States and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS. Gain that is treated as effectively connected with a trade or business within the United States will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder was a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected income received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We believe that we are not currently and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

A payment made to a non-U.S. holder in redemption of the Preferred Shares may be treated as a dividend, rather than as a payment in exchange for such stock, in the circumstances discussed above under “U.S. Holders—Sale or Redemption of the Preferred Shares,” in which event such payment would be subject to tax as discussed above under “—Distributions on the Preferred Shares.” Prospective investors should consult their own tax advisors to determine the proper tax treatment of any payment received in redemption of the Preferred Shares.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS reporting payments of dividends on the Preferred Shares and the amount of tax, if any, withheld with respect to those payments. Copies of information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Preferred Shares and the non-U.S. holder may be subject to U.S. backup withholding on dividend payments on the Preferred Shares or on the proceeds from a sale or other disposition of the Preferred Shares. Satisfaction of the certification procedures required to claim a reduced rate of withholding under a treaty described above in the section titled “Distributions on the Preferred Shares” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

New Legislation Relating to Foreign Accounts

Legislation enacted in 2010 may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. The legislation generally imposes a 30% withholding tax on dividends on or gross proceeds from the sale or other disposition of Preferred Shares paid to a foreign financial institution unless the foreign financial institution enters into an agreement with Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation generally imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Under recently issued IRS guidance, these rules generally would apply to payments of dividends on the Preferred Shares made after December 31, 2013, and payments of gross proceeds from a disposition of the Preferred Shares made after December 31, 2014. Prospective investors should consult their tax advisors regarding this legislation.

PLAN OF DISTRIBUTION

We are registering the Preferred Shares for Treasury.

We will pay the costs and fees of registering the Preferred Shares and other expenses related to the registration of the Preferred Shares. However, Treasury will pay any underwriting discounts or commissions or other amounts payable to underwriters, dealers or agents, or any transfer taxes or other expenses associated with the sale of the securities, on behalf of Treasury. We have agreed to provide certain indemnification to Treasury against certain liabilities, including certain liabilities under the Securities Act, in connection with this offering.

Treasury will act independently of the Company in making decisions with respect to the timing, manner and size of each sale of the Preferred Shares.

The Preferred Shares may be sold from time to time by Treasury as described in and subject to any restrictions in the applicable prospectus supplement from time to time in any of the following ways:

•	on any national securities exchange or quotation service on which the Preferred Shares may be listed or quoted at the time;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or in the over-the-counter market or in any combination of such transactions;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the Preferred Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in privately negotiated transactions;

•	in short sales;

•	through transactions in which broker-dealers may agree with Treasury to sell a specified number of such shares at a stipulated price per share obtained in the open market or through auctions;

•	through a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If Treasury uses underwriters in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Unless otherwise indicated, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for the account of Treasury and will receive commissions from Treasury.

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from Treasury and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customer commissions).

Treasury may also sell offered securities directly. In this case, no underwriters or agents would be involved.

The securities may be sold from time to time in one or more transactions, and in any combination of transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may also be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition to selling the securities under this prospectus, Treasury may transfer the securities in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer. Treasury may also transfer the Preferred Shares by other means not described in this prospectus. Moreover, Treasury may decide not to sell any securities offered hereby.

In addition, in connection with the sale of the securities or otherwise, Treasury may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions, which may in turn engage in short sales of the common stock issuable upon exercise of the Warrant in the course of hedging the positions they assume. Treasury may also sell short the common stock issuable upon exercise of the Warrant and deliver common stock to close out short positions, or loan or pledge the Preferred Shares or the common stock issuable upon exercise of the Warrant to broker-dealers that in turn may sell these securities.

In connection with resales of the securities or otherwise, Treasury may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities and deliver securities to close out such short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities. Such transactions may be effected by Treasury at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. Treasury may effect such transactions by selling the securities to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts or commissions from Treasury and may receive commissions from the purchasers of the securities for whom they may act as agent (which discounts or commissions from Treasury or such purchasers will not exceed those customary in the type of transactions involved).

In offering the securities covered by this prospectus, Treasury and any broker-dealers who execute sales for Treasury may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by Treasury and the commission, discounts and any other compensation of any broker-dealer or any profits in resales of the securities by broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act. Persons who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Treasury and any underwriters and distribution participants will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of the Preferred Shares by Treasury. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Underwriters and others who are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, upon being notified by Treasury that a material arrangement has been entered into with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of the selling shareholder and any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

•	other facts material to the transaction.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Preferred Shares are not listed on a national securities exchange or any securities market. We do not intend to list the Preferred Shares on any exchange. No assurance can be given as to the liquidity of the trading market, if any, for the Preferred Shares.

LEGAL MATTERS

The validity of the Preferred Shares offered by this prospectus and certain other legal matters will be passed upon for us by Husch Blackwell LLP.

EXPERTS

Our consolidated financial statements as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 have been incorporated by reference in this prospectus in reliance upon the report of BKD, LLP, registered independent public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

12,000 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Guaranty Federal Bancshares, Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch                                                                                                                                          Sandler O’Neill + Partners, L.P.

, 2012

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.         Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the registration statement of which this prospectus is a part.  Guaranty Federal Bancshares, Inc. (the “Registrant”) will bear all of these expenses.

Registration fee under the Securities Act	$1,375.20
Legal fees and expenses*	$80,000.00
Accounting fees and expenses*	$55,000.00
Printing and other miscellaneous fees and expenses*	$0.00
Total	$136,375.20
*Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 14.         Indemnification of Officers and Directors

As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), our Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not made in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The indemnification provisions in our Restated Certificate of Incorporation may be sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities arising under the Securities Act of 1933 (the “Securities Act”). As permitted by Section 145 of the DGCL, our Restated Certificate of Incorporation provides that in the case of a threatened, pending or completed action or suit by or in the right of the Registrant against any person who is or was a director or officer of the Registrant by reason of such person holding such position, the Registrant shall indemnify such person for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit; provided that such person is successful on the merits or otherwise or such person acted in good faith in the transaction which is the subject of such action or suit, and in the manner such person reasonably believed to be in or not opposed to, the best interest of the Registrant, including, but not limited to, the taking of any and all actions in connection with the Registrant’s response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as such term is defined in Article XIV of the Restated Certificate of Incorporation) not approved by the board of directors. However, such director or officer shall not be indemnified in respect of any claim, issue or matter as to which such person has been adjudged liable to the Registrant unless (and only to the extent that) the Court of Chancery or the court in which the suit was brought shall determine, upon application, that despite the adjudication, but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

In addition, as permitted by Section 145 of the DGCL, our Restated Certificate of Incorporation provides that in the case of a threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Registrant, against any person who is or was a director or officer of the Registrant by reason of such person holding such position, the Registrant shall indemnify such person for amounts actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including, but not limited to, expenses (including attorneys’ fees), amounts paid in settlement, judgments and fines; provided that such person is successful on the merits or otherwise or such person acted in good faith in the transaction which is the subject of such suit, and in the manner such person reasonably believed to be in or not opposed to, the best interest of the Registrant, including, but not limited to, the taking of any and all actions in connection with the Registrant’s response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as such term is defined in Article XIV of the Restated Certificate of Incorporation) not approved by the board of directors, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of such suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that such officer or director failed to satisfy the standard described above.

Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of a quorum of the corporation’s directors who are not parties to such proceeding; or (ii) by independent legal counsel (appointed by a majority of the disinterested directors of the Registrant, whether or not a quorum) in a written opinion; or (iii) by the stockholders.

Our Restated Certificate of Incorporation also provides that (i) the Registrant may pay in advance any expenses (including attorneys’ fees) which may become subject to indemnification, but only if the officer or director receiving such payment undertakes in writing to repay the same if it is ultimately determined that such person is not entitled to indemnification by the Registrant, (ii) if Delaware law is amended to permit further indemnification of directors and officers of the Registrant, then the Registrant shall indemnify such persons to the fullest extent permitted by Delaware law, as so amended, (iii) the indemnification and advancement of expenses provided for in our Restated Certificate of Incorporation or otherwise granted pursuant to Delaware law shall not be exclusive of any other rights to which a director or officer may be entitled, (iv) any repeal or modification of the applicable provisions of our Restated Certificate of Incorporation by the stockholders of the Registrant shall not adversely affect any right or protection of a director or officer existing at the time or such repeal or modification, and (v) the Registrant may purchase and maintain insurance on behalf of any person who holds or who has held a director or officer position against any liability asserted against and incurred by such person in any such position, or arising out of his or her status as such, whether or not the Registrant would have power to indemnify such director or officer against such liability under the Restated Certificate of Incorporation.

In addition to the above and as approved by the Registrant’s board of directors, the Registrant maintains director and officer liability insurance indemnifying the directors and officers of the Registrant for certain liability incurred by them.

Item 15.         Recent Sales of Unregistered Securities

Not applicable.

Item 16.         Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement (previously filed)

3(i).1	Restated Certificate of Incorporation of the Registrant (1)

3(i).2	Certificate of Designations containing the terms of the Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (2)

3(ii)	Bylaws, as amended, of the Registrant (3)

4.1	Form of Certificate for the Series A Preferred Stock (4)

4.2	Warrant to Purchase Common Stock (5)

The Company hereby agrees to furnish the SEC upon request, copies of (i) the instruments defining the rights of the holders of each issue of its junior subordinated debentures and (ii) the repurchase agreements between the Company and Barclay’s Capital, Inc. dated September 2007 and January 2008.

5.1	Opinion of Husch Blackwell LLP (previously filed)

10.1	1994 Stock Option Plan *(7)

10.2	Recognition and Retention Plan *(8)

10.3	1998 Stock Option Plan *(9)

10.4	Restricted Stock Plan *(10)

10.5	Form of Change in Control Severance Agreement *(10)

10.6	2000 Stock Compensation Plan *(10)

10.7	2001 Stock Compensation Plan *(10)

10.8	2003 Stock Option Agreement *(11)

10.9	Employment Agreement effective as of March 9, 2004 by and between the Bank and Shaun A. Burke *(12)

10.10	2004 Stock Option Agreement dated March 9, 2004 between the Company and Shaun A. Burke *(13)

10.11	2004 Stock Option Plan *(14)

10.12	Form of Incentive Stock Option Agreement under the 2004 Stock Option Plan *(18)

10.13	Form of Non-Incentive Stock Option Agreement under the 2004 Stock Option Plan *(19)

10.14	Form of Incentive Stock Option Agreement under the 1994 Stock Option Plan *(15)

10.15	Form of Non-Incentive Stock Option Agreement under the 1994 Stock Option Plan *(16)

10.16	Incentive Stock Option Agreement dated March 17, 2005 between the Company and Shaun A. Burke (issued pursuant to the 2001 Stock Option Plan) *(17)

10.19	Written Description of Compensatory Arrangement with Chief Operating Officer and Chief Financial Officer *(20)

10.20	Written Description of 2007 Executive Incentive Compensation Annual Plan-President and Chief Executive Officer *(21)

10.21	Written Description of 2008 Executive Incentive Compensation Annual Plan-President and Chief Executive Officer *(22)

10.22	Written Description of 2008 Executive Incentive Compensation Annual Plan-Chief Financial Officer *(23)

10.23
Letter Agreement dated January 30, 2009, including Securities Purchase Agreement – standard terms incorporated by reference therein, between the Company and the United States Department of the Treasury, with respect to the issuance and sale of Series A Preferred Stock and the Warrant (24)

10.24	Amendment and Waiver Regarding Compensation Arrangements dated January 28, 2009 by and among the Bank, the Company and its Senior Executive Officers* (25)

10.25	Written Description of 2009 Executive Incentive Compensation Annual Plan-President and Chief Executive Officer *(26)

10.26	Written Description of 2009 Executive Incentive Compensation Annual Plan-Chief Financial Officer and Chief Operating Officer *(27)

10.27	Written Description of 2009 Executive Incentive Compensation Annual Plan-Chief Lending Officer *(28)

10.28	Written Description of 2010 Executive Incentive Compensation Annual Plans-Chief Financial, Chief Lending and Chief Credit Officers (29)

10.29	Written Description of 2010 Executive Incentive Compensation Annual Plans-Chief Operating Officer (30)

10.30	Guaranty Federal Bancshares, Inc. 2010 Equity Plan *(31)

10.31	Written Description of 2011 Executive Incentive Compensation Annual Plans-Chief Executive, Chief Financial, Chief Operating, Chief Lending and Chief Credit Officers *(32)

10.32	Written Description of 2012 Executive Incentive Compensation Annual Plan – President and Chief Executive Officer *(33)

10.33	Written Description of 2012 Executive Incentive Compensation Annual Plan – Chief Financial Officer *(34)

10.34	Written Description of 2012 Executive Incentive Compensation Annual Plan – Chief Operating Officer *(35)

10.35	Written Description of 2012 Executive Incentive Compensation Annual Plan – Chief Lending Officer *(36)

10.36	Written Description of 2012 Executive Incentive Compensation Annual Plan – Chief Credit Officer *(37)

10.37	Form of restricted stock award agreement – President and Chief Executive Officer (38)

10.38	Form of restricted stock award agreement – Executive Officers (39)

10.39	Letter Agreement dated June 13, 2012 between the Registrant and the United States Department of the Treasury (6)

11	Computation of per share earnings (40)

13	Annual Report to Stockholders for the fiscal period ended December 31, 2011 (only those portions incorporated by reference in the Form 10-K document are deemed “filed”) (41)

21	List of Subsidiaries

23.1	Consent of BKD, LLP

23.2	Consent of Husch Blackwell LLP (contained in its opinion filed as Exhibit 5.1)

24.1	Power of attorney (contained in the signature page of the registration statement)

* Management contract or compensatory plan or arrangement

(1)	Filed as Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998 (SEC File No. 0-23325) and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on February 3, 2009 and incorporated herein by reference.

(3)	Filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on December 3, 2007 and incorporated herein by reference.

(4)	Filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on February 3, 2009 and incorporated herein by reference.

(5)	Filed as Exhibit 4.2 to the Current Report on Form 8-K filed by the Registrant on February 3, 2009 and incorporated herein by reference.

(6)	Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on June 14, 2012 and incorporated herein by reference.

(7)	Filed as Exhibit 10.1 of the Registration Statement on Form S-1 filed by the Registrant on September 23, 1997 (SEC File No. 333-36141) and incorporated herein by reference.

(8)	Filed as Exhibit 10.2 of the Registration Statement on Form S-1 filed by the Registrant on September 23, 1997 (SEC File No. 333-36141) and incorporated herein by reference.

(9)	Filed as Exhibit 4 to the Form S-8 Registration Statement filed by the Registrant on March 6, 2002 (SEC File No. 333-83822) and incorporated herein by reference.

(10)	Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (SEC File No. 0-23325) and incorporated herein by reference.

(11)
Filed as Exhibit 10.8 to the Annual Report on Form 10-K for the transition period ended December 31, 2003 filed by the Registrant on March 30, 2004 (SEC File No. 0-23325) and incorporated herein by reference.

(12)	Filed as Exhibit 10.9 to the Current Report on Form 8-K filed by the Registrant on January 24, 2005 (SEC File No. 0-23325) and incorporated herein by reference.

(13)	Filed as Exhibit 10.10 to the Current Report on Form 8-K filed by the Registrant on January 24, 2005 (SEC File No. 0-23325) and incorporated herein by reference.

(14)	Filed as Appendix A to the proxy statement for the annual meeting of stockholders held on May 19, 2004 (SEC File No. 0-23325) and incorporated herein by reference.

(15)	Filed as Exhibit 4.2 to the Form S-8 Registration Statement filed by the Registrant on March 3, 1998 (SEC File No. 333-47241) and incorporated herein by reference.

(16)	Filed as Exhibit 4.3 to the Form S-8 Registration Statement filed by the Registrant on March 3, 1998 (SEC File No. 333-47241) and incorporated herein by reference.

(17)	Filed as Exhibit 10.16 to the Current Report on Form 8-K filed by the Registrant on March 22, 2005 (SEC File No. 0-23325) and incorporated herein by reference.

(18)	Filed as Exhibit 10.12 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed by the Registrant on March 30, 2005 and incorporated herein by reference.

(19)	Filed as Exhibit 10.13 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed by the Registrant on March 30, 2005 and incorporated herein by reference.

(20)	Filed as Exhibit 10.19 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed by the Registrant on March 31, 2006 and incorporated herein by reference.

(21)	Filed as Exhibit 10.20 to the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2007 filed by the Registrant on November 14, 2007 and incorporated herein by reference.

(22)	Filed as Exhibit 10.21 to the Current Report on Form 8-K filed by the Registrant on December 29, 2007 and incorporated herein by reference.

(23)	Filed as Exhibit 10.22 to the Current Report on Form 8-K filed by the Registrant on December 29, 2007 and incorporated herein by reference.

(24)	Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on February 3, 2009 and incorporated herein by reference.

(25)	Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on February 3, 2009 and incorporated herein by reference.

(26)	Filed as Exhibit 10.23 to the Current Report on Form 8-K filed by the Registrant on February 9, 2009 and incorporated herein by reference.

(27)	Filed as Exhibit 10.24 to the Current Report on Form 8-K filed by the Registrant on February 9, 2009 and incorporated herein by reference.

(28)	Filed as Exhibit 10.25 to the Current Report on Form 8-K filed by the Registrant on February 9, 2009 and incorporated herein by reference.

(29)	Filed as Exhibits 10.1 through 10.3 to the Current Report on Form 8-K filed by the Registrant on February 2, 2010 and incorporated herein by reference.

(30)	Filed as Exhibit 10.4 to the Current Report on Form 8-K filed by the Registrant on April 26, 2010 and incorporated herein by reference.

(31)	Filed as Exhibit 99.1 to the Form S-8 Registration Statement filed by the Registrant on October 29, 2010 (SEC File No. 333-170205) and incorporated herein by reference.

(32)	Filed as Exhibits 10.1 through 10.5 to the Current Report on Form 8-K filed by the Registrant on February 28, 2011 and incorporated herein by reference.

(33)	Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on February 2, 2012 and incorporated herein by reference.

(34)	Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on February 2, 2012 and incorporated herein by reference.

(35)	Filed as Exhibit 10.3 to the Current Report on Form 8-K filed by the Registrant on February 2, 2012 and incorporated herein by reference.

(36)	Filed as Exhibit 10.4 to the Current Report on Form 8-K filed by the Registrant on February 2, 2012 and incorporated herein by reference.

(37)	Filed as Exhibit 10.5 to the Current Report on Form 8-K filed by the Registrant on February 2, 2012 and incorporated herein by reference.

(38)	Filed as Exhibit 10.6 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed by the Registrant on May 14, 2012 and incorporated herein by reference.

(39)	Filed as Exhibit 10.7 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed by the Registrant on May 14, 2012 and incorporated herein by reference.

(40)	Filed as Exhibit 11 to the Annual Report on 10-K for the year ended December 31, 2011 filed by the Registrant on March 30, 2012 and incorporated herein by reference.

(41)	Filed as Exhibit 13 to the Annual Report on 10-K for the year ended December 31, 2011 filed by the Registrant on March 30, 2012 and incorporated herein by reference.

Item 17.         Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)           The undersigned registrant hereby undertakes that:

(i)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof..

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 5 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Springfield, State of Missouri, on the 21st day of August, 2012.

GUARANTY FEDERAL BANCSHARES, INC.

By:	/s/ Shaun A. Burke
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Shaun A. Burke	*
Shaun A. Burke	Tim Rosenbury
President and Chief Executive Officer and Director	Director
(Principal Executive Officer)

Date: August 21, 2012	Date: August 21, 2012

/s/ Carter M. Peters	*
Carter M. Peters	James R. Batten
EVP and Chief Financial Officer	Director
(Principal Accounting and Financial Officer)
Date: August 21, 2012	Date: August 21, 2012

*	*
John F. Griesemer	Don M. Gibson
Director	Chairman of the Board and Director
Date: August 21, 2012	Date: August 21, 2012

*	*
Gregory V. Ostergren	James L. Sivils, III
Director	Director
Date: August 21, 2012	Date: August 21, 2012

*	*
Kurt D. Hellweg	Jack L. Barham
Director	Director
Date: August 21, 2012	Date: August 21, 2012

* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 5 to the Registration Statement on Form S-1 pursuant to the Power of Attorney executed by the above named officers and directors of the Company and previously filed with the Securities and Exchange Commission.

/s/ Shaun A. Burke
Shaun A. Burke
President and Chief Executive Officer and Director
(Principal Executive Officer)

Date: August 21, 2012

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement (previously filed)

3(i).1	Restated Certificate of Incorporation of the Registrant (1)

3(i).2	Certificate of Designations containing the terms of the Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (2)

3(ii)	Bylaws, as amended, of the Registrant (3)

4.1	Form of Certificate for the Series A Preferred Stock (4)

4.2	Warrant to Purchase Common Stock (5)

The Company hereby agrees to furnish the SEC upon request, copies of (i) the instruments defining the rights of the holders of each issue of its junior subordinated debentures and (ii) the repurchase agreements between the Company and Barclay’s Capital, Inc. dated September 2007 and January 2008.

5.1	Opinion of Husch Blackwell LLP (previously filed)

10.1	1994 Stock Option Plan *(7)

10.2	Recognition and Retention Plan *(8)

10.3	1998 Stock Option Plan *(9)

10.4	Restricted Stock Plan *(10)

10.5	Form of Change in Control Severance Agreement *(10)

10.6	2000 Stock Compensation Plan *(10)

10.7	2001 Stock Compensation Plan *(10)

10.8	2003 Stock Option Agreement *(11)

10.9	Employment Agreement effective as of March 9, 2004 by and between the Bank and Shaun A. Burke *(12)

10.10	2004 Stock Option Agreement dated March 9, 2004 between the Company and Shaun A. Burke *(13)

10.11	2004 Stock Option Plan *(14)

10.12	Form of Incentive Stock Option Agreement under the 2004 Stock Option Plan *(18)

10.13	Form of Non-Incentive Stock Option Agreement under the 2004 Stock Option Plan *(19)

10.14	Form of Incentive Stock Option Agreement under the 1994 Stock Option Plan *(15)

10.15	Form of Non-Incentive Stock Option Agreement under the 1994 Stock Option Plan *(16)

10.16	Incentive Stock Option Agreement dated March 17, 2005 between the Company and Shaun A. Burke (issued pursuant to the 2001 Stock Option Plan) *(17)

10.19	Written Description of Compensatory Arrangement with Chief Operating Officer and Chief Financial Officer *(20)

10.20	Written Description of 2007 Executive Incentive Compensation Annual Plan-President and Chief Executive Officer *(21)

10.21	Written Description of 2008 Executive Incentive Compensation Annual Plan-President and Chief Executive Officer *(22)

10.22	Written Description of 2008 Executive Incentive Compensation Annual Plan-Chief Financial Officer *(23)

10.23
Letter Agreement dated January 30, 2009, including Securities Purchase Agreement – standard terms incorporated by reference therein, between the Company and the United States Department of the Treasury, with respect to the issuance and sale of Series A Preferred Stock and the Warrant (24)

10.24	Amendment and Waiver Regarding Compensation Arrangements dated January 28, 2009 by and among the Bank, the Company and its Senior Executive Officers* (25)

10.25	Written Description of 2009 Executive Incentive Compensation Annual Plan-President and Chief Executive Officer *(26)

10.26	Written Description of 2009 Executive Incentive Compensation Annual Plan-Chief Financial Officer and Chief Operating Officer *(27)

10.27	Written Description of 2009 Executive Incentive Compensation Annual Plan-Chief Lending Officer *(28)

10.28	Written Description of 2010 Executive Incentive Compensation Annual Plans-Chief Financial, Chief Lending and Chief Credit Officers (29)

10.29	Written Description of 2010 Executive Incentive Compensation Annual Plans-Chief Operating Officer (30)

10.30	Guaranty Federal Bancshares, Inc. 2010 Equity Plan *(31)

10.31	Written Description of 2011 Executive Incentive Compensation Annual Plans-Chief Executive, Chief Financial, Chief Operating, Chief Lending and Chief Credit Officers *(32)

10.32	Written Description of 2012 Executive Incentive Compensation Annual Plan – President and Chief Executive Officer *(33)

10.33	Written Description of 2012 Executive Incentive Compensation Annual Plan – Chief Financial Officer *(34)

10.34	Written Description of 2012 Executive Incentive Compensation Annual Plan – Chief Operating Officer *(35)

10.35	Written Description of 2012 Executive Incentive Compensation Annual Plan – Chief Lending Officer *(36)

10.36	Written Description of 2012 Executive Incentive Compensation Annual Plan – Chief Credit Officer *(37)

10.37	Form of restricted stock award agreement – President and Chief Executive Officer (38)

10.38	Form of restricted stock award agreement – Executive Officers (39)

10.39	Letter Agreement dated June 13, 2012 between the Registrant and the United States Department of the Treasury (6)

11	Computation of per share earnings (40)

13	Annual Report to Stockholders for the fiscal period ended December 31, 2011 (only those portions incorporated by reference in the Form 10-K document are deemed “filed”) (41)

21	List of Subsidiaries

23.1	Consent of BKD, LLP

23.2	Consent of Husch Blackwell LLP (contained in its opinion filed as Exhibit 5.1)

24.1	Power of attorney (contained in the signature page of the registration statement)

* Management contract or compensatory plan or arrangement

(1)	Filed as Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998 (SEC File No. 0-23325) and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on February 3, 2009 and incorporated herein by reference.

(3)	Filed as Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on December 3, 2007 and incorporated herein by reference.

(4)	Filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrant on February 3, 2009 and incorporated herein by reference.

(5)	Filed as Exhibit 4.2 to the Current Report on Form 8-K filed by the Registrant on February 3, 2009 and incorporated herein by reference.

(6)	Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on June 14, 2012 and incorporated herein by reference.

(7)	Filed as Exhibit 10.1 of the Registration Statement on Form S-1 filed by the Registrant on September 23, 1997 (SEC File No. 333-36141) and incorporated herein by reference.

(8)	Filed as Exhibit 10.2 of the Registration Statement on Form S-1 filed by the Registrant on September 23, 1997 (SEC File No. 333-36141) and incorporated herein by reference.

(9)	Filed as Exhibit 4 to the Form S-8 Registration Statement filed by the Registrant on March 6, 2002 (SEC File No. 333-83822) and incorporated herein by reference.

(10)	Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (SEC File No. 0-23325) and incorporated herein by reference.

(11)
Filed as Exhibit 10.8 to the Annual Report on Form 10-K for the transition period ended December 31, 2003 filed by the Registrant on March 30, 2004 (SEC File No. 0-23325) and incorporated herein by reference.

(12)	Filed as Exhibit 10.9 to the Current Report on Form 8-K filed by the Registrant on January 24, 2005 (SEC File No. 0-23325) and incorporated herein by reference.

(13)	Filed as Exhibit 10.10 to the Current Report on Form 8-K filed by the Registrant on January 24, 2005 (SEC File No. 0-23325) and incorporated herein by reference.

(14)	Filed as Appendix A to the proxy statement for the annual meeting of stockholders held on May 19, 2004 (SEC File No. 0-23325) and incorporated herein by reference.

(15)	Filed as Exhibit 4.2 to the Form S-8 Registration Statement filed by the Registrant on March 3, 1998 (SEC File No. 333-47241) and incorporated herein by reference.

(16)	Filed as Exhibit 4.3 to the Form S-8 Registration Statement filed by the Registrant on March 3, 1998 (SEC File No. 333-47241) and incorporated herein by reference.

(17)	Filed as Exhibit 10.16 to the Current Report on Form 8-K filed by the Registrant on March 22, 2005 (SEC File No. 0-23325) and incorporated herein by reference.

(18)	Filed as Exhibit 10.12 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed by the Registrant on March 30, 2005 and incorporated herein by reference.

(19)	Filed as Exhibit 10.13 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed by the Registrant on March 30, 2005 and incorporated herein by reference.

(20)	Filed as Exhibit 10.19 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed by the Registrant on March 31, 2006 and incorporated herein by reference.

(21)	Filed as Exhibit 10.20 to the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2007 filed by the Registrant on November 14, 2007 and incorporated herein by reference.

(22)	Filed as Exhibit 10.21 to the Current Report on Form 8-K filed by the Registrant on December 29, 2007 and incorporated herein by reference.

(23)	Filed as Exhibit 10.22 to the Current Report on Form 8-K filed by the Registrant on December 29, 2007 and incorporated herein by reference.

(24)	Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on February 3, 2009 and incorporated herein by reference.

(25)	Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on February 3, 2009 and incorporated herein by reference.

(26)	Filed as Exhibit 10.23 to the Current Report on Form 8-K filed by the Registrant on February 9, 2009 and incorporated herein by reference.

(27)	Filed as Exhibit 10.24 to the Current Report on Form 8-K filed by the Registrant on February 9, 2009 and incorporated herein by reference.

(28)	Filed as Exhibit 10.25 to the Current Report on Form 8-K filed by the Registrant on February 9, 2009 and incorporated herein by reference.

(29)	Filed as Exhibits 10.1 through 10.3 to the Current Report on Form 8-K filed by the Registrant on February 2, 2010 and incorporated herein by reference.

(30)	Filed as Exhibit 10.4 to the Current Report on Form 8-K filed by the Registrant on April 26, 2010 and incorporated herein by reference.

(31)	Filed as Exhibit 99.1 to the Form S-8 Registration Statement filed by the Registrant on October 29, 2010 (SEC File No. 333-170205) and incorporated herein by reference.

(32)	Filed as Exhibits 10.1 through 10.5 to the Current Report on Form 8-K filed by the Registrant on February 28, 2011 and incorporated herein by reference.

(33)	Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on February 2, 2012 and incorporated herein by reference.

(34)	Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Registrant on February 2, 2012 and incorporated herein by reference.

(35)	Filed as Exhibit 10.3 to the Current Report on Form 8-K filed by the Registrant on February 2, 2012 and incorporated herein by reference.

(36)	Filed as Exhibit 10.4 to the Current Report on Form 8-K filed by the Registrant on February 2, 2012 and incorporated herein by reference.

(37)	Filed as Exhibit 10.5 to the Current Report on Form 8-K filed by the Registrant on February 2, 2012 and incorporated herein by reference.

(38)	Filed as Exhibit 10.6 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed by the Registrant on May 14, 2012 and incorporated herein by reference.

(39)	Filed as Exhibit 10.7 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed by the Registrant on May 14, 2012 and incorporated herein by reference.

(40)	Filed as Exhibit 11 to the Annual Report on 10-K for the year ended December 31, 2011 filed by the Registrant on March 30, 2012 and incorporated herein by reference.

(41)	Filed as Exhibit 13 to the Annual Report on 10-K for the year ended December 31, 2011 filed by the Registrant on March 30, 2012 and incorporated herein by reference.